Filed Pursuant to Rule 424(b)(3)

                                                          File Number 333-132165


                           PROSPECTUS SUPPLEMENT NO. 2
                             to Prospectus declared
                            effective on May 9, 2006,
                      as supplemented on September 21, 2006
                          (Registration No. 333-132165)

                                UTIX GROUP, INC.

        This Prospectus Supplement No. 2 supplements our Prospectus dated May 4, 2006, and Prospectus Supplement No. 1 dated September 21, 2006, and should be read in conjunction therewith. The shares that are the subject of the Prospectus have been registered to permit their resale to the public by the selling stockholders named in the Prospectus. We are not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering.

        This Prospectus Supplement includes the following documents, as filed by us with the Securities and Exchange Commission:

            o   the attached  Current  Report on Form 8-K,  dated  September 22,
                2006;

            o   the attached Current Report on Form 8-K, dated November 1, 2006;
                and

            o   the attached Current Report on Form 8-K, dated November 9, 2006.

        Our common stock is traded on the Over-the-Counter Bulletin Board under the symbol "UTIX".

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

        The date of this Prospectus Supplement is November 27, 2006

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)      September 22, 2006
                                                 -------------------------------
                                UTIX GROUP, INC.
--------------------------------------------------------------------------------
             (Exact Name of registrant as specified in its charter)

         Delaware                         000-50589              75-2340624
--------------------------------------------------------------------------------
 (State or Other Jurisdiction            (Commission           (IRS Employer
     of Incorporation)                   File Number)        Identification No.)

        7 New England Executive Park, Suite 610                    01803
--------------------------------------------------------------------------------
        (Address of Principal Executive Offices)                (Zip Code)

Registrant's telephone number, including area code   (781) 229-2589
                                                   -----------------------------

--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

     [  ]   Written communications pursuant to Rule 425 under the Securities Act
            (17 CFR 230.425)

     [  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act
            (17 CFR 240.14a-12)

     [  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the
            Exchange Act (17 CFR 240.14d-2(b))

     [  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the
            Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

     As of September 22, 2006, Cynthia A. Cronan resigned as our Chief Accounting Officer and Controller.

                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                                  UTIX GROUP, INC.



Date:   September 28, 2006        By:  /s/ Anthony G. Roth
      ----------------------           -----------------------------------------
                                           Anthony G. Roth
                                           President and Chief Executive Officer

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)      NOVEMBER 1, 2006
                                                 -------------------------------

                                UTIX GROUP, INC.
================================================================================
            (Exact Name of registrant as specified in its charter)

          Delaware                  000-50589               75-2340624
--------------------------------------------------------------------------------
(State or Other Jurisdiction       (Commission              (IRS Employer
      of Incorporation)            File Number)          Identification No.)

       7 New England Executive Park, Suite 610                 01803
================================================================================
       (Address of Principal Executive Offices)              (Zip Code)

Registrant's telephone number, including area code    (781) 229-2589
                                                   -----------------------------

================================================================================
          (Former Name or Former Address, if Changed Since Last Report)


      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

      [_]   Written communications pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)

      [_]   Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)

      [_]   Pre-commencement  communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))

      [_]   Pre-commencement  communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02.  UNREGISTERED SALES OF EQUITY SECURITIES.

      On November 1, 2006, in consideration for certain investor relations and public relations services provided to us pursuant to a Consulting Agreement and related Payment Agreement, we issued to Summit Trading Limited ("Summit") seventy-five thousand (75,000) shares of our common stock, $0.001 par value per share ("Common Stock"), which were valued at an aggregate of $150,000. In addition, as of such date, we granted Summit stock options to purchase an additional 100,000 shares of our Common Stock (the "Options"), at an exercise price of $2.00 per share, pursuant to our 2003 Stock Option Plan (the "Plan"). The Options vested automatically upon their grant, and shall expire on November 1, 2011, or as otherwise set forth in the Plan.

      We believe that these transactions are exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2), or Regulation D promulgated thereunder, as transactions by an issuer not involving a public offering.

ITEM 3.03   MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

      On October 31, 2006, pursuant to the authority vested in it by Article FOURTH of our Amended and Restated Certificate of Incorporation, our Board of Directors (the "Board") approved the reclassification and designation of 2,692,308 shares of our authorized preferred stock, $0.001 par value per share, designated as series B convertible preferred stock ("Series B Preferred Stock").

     On November 3, 2006, as authorized by the Board, we filed a Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock (the "Certificate of Designation") with the Secretary of State of the State of Delaware, reclassifying and designating the Series B Preferred Stock and fixing the rights and preferences of such series. Pursuant to the Certificate of
Designation:

      o The stated value of each share of Series B Preferred Stock is $1.30 (the "Stated Value");

      o Dividends on the Series B Preferred Stock may be declared and paid from time to time as determined by the Board;

      o Upon our liquidation, dissolution or winding up, the Series B Preferred Stock ranks senior to our Common Stock and all other equity or equity equivalent securities, other than those securities that are explicitly senior in rights or liquidation preference to the Series B Preferred Stock, and each holder shall be entitled to be paid an amount per share equal to the Stated Value plus any accrued and unpaid dividends (the "Liquidation Preference").

      o In addition to any voting rights provided by law, the holders of our Series B Preferred Stock have the right to vote together with the holders of our Common Stock as a single class on any matter on which the Common Stock holders are entitled to vote, on an as-converted basis.

      o The Series B Preferred Stock is convertible at any time at the holders' option into such number of shares of our Common Stock as is obtained by multiplying the number of shares of Series B Preferred Stock to be converted by the Liquidation Preference per share, and dividing the result by the conversion price, which is currently $1.30 per share.

      o The number of shares of Common Stock into which each share of Series B Preferred Stock is convertible is subject to adjustment (a) for stock dividends, stock splits, reclassifications, and similar events, or (b) if we sell additional securities of ours on preferential terms.

      A copy of the Certificate of Designation is annexed hereto as Exhibit 4.1, and is incorporated herein by reference.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

      (d)   Exhibits

      Exhibits
      --------

         4.1 Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock, filed November 3, 2006

                                   SIGNATURES

      Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                                  UTIX GROUP, INC.


Date:   November 7, 2006          By:  /s/ Anthony G. Roth
      ------------------------       -------------------------------------
                                           Anthony G. Roth
                                           President and Chief Executive Officer

                                                                     Exhibit 4.1

               CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS

                                       OF

                      SERIES B CONVERTIBLE PREFERRED STOCK

                                       OF

                                UTIX GROUP, INC.

                         (Pursuant to Section 151 of the
                        Delaware General Corporation Law)



            UTIX Group, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company"), hereby certifies that, pursuant to authority vested in the Board of Directors of the Company by Article FOURTH of the Amended and Restated Certificate of Incorporation of the Company, the following resolution was adopted as of October 31, 2006 by the Board of Directors of the Company pursuant to Section 151 of the Delaware General Corporation Law:

            "RESOLVED that, pursuant to authority vested in the Board of Directors of the Company by Article FOURTH of the Company's Amended and Restated Certificate of Incorporation, out of the total authorized number of 25,000,000 shares of its preferred stock, par value $0.001 per share ("Preferred Stock"), there shall be designated a series of Two Million Six Hundred Ninety-Two Thousand Three Hundred Eight (2,692,308) shares which shall be issued in and constitute a single series to be known as "Series B Convertible Preferred Stock" (hereinafter called the "Series B Preferred Stock"). The shares of Series B Preferred Stock have the voting powers, designations, preferences and other special rights, and qualifications, limitations and restrictions thereof set forth below:

            1.    CERTAIN DEFINITIONS.

            As used in this Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock of UTIX Group, Inc., the following terms shall have the respective meanings set forth below:

            "AFFILIATE", as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

            "COMMON STOCK" means the common stock, $0.001 par value per share, of the Company, including the stock into which the Series B Preferred Stock is convertible, and any securities into which the Common Stock may be reclassified.

            "CONVERSION SHARES" means the shares of Common Stock into which the Series B Preferred Stock is convertible.

            "EXCLUDED STOCK" means (A) capital stock, Options (as defined in Section 4D(1)) or Convertible Securities (as defined in Section 4D(1)) issued to employees, consultants, officers or directors of the Company pursuant to any stock or option plan duly adopted by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose, (B) shares of Common Stock issued upon the conversion or exercise of Options or Convertible Securities issued prior to the date hereof, provided that such securities have not been amended since the date hereof to increase the number of shares of Common Stock issuable thereunder or to lower the exercise or conversion price thereof, (C) securities issued pursuant to that certain Purchase Agreement dated October 31, 2006, among the Company and the Investors named therein (the "Purchase Agreement") and securities issued upon the exercise or conversion of those securities, and (D) shares of Common Stock issued or issuable by reason of a dividend, stock split or other distribution on shares of Common Stock (but only to the extent that such a dividend, split or distribution results in an adjustment in the Conversion Price pursuant to the other provisions of this Series B Preferred Stock).

            "PERSON" shall be construed in the broadest sense and means and includes any natural person, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and other entity or governmental or quasi-governmental entity.

            "SERIES B STATED VALUE" means $1.30.

            "SUBSIDIARY" means any corporation, association or other business entity (i) at least 50% of the outstanding voting securities of which are at the time owned or controlled, directly or indirectly, by the Company; or (ii) with respect to which the Company possesses, directly or indirectly, the power to direct or cause the direction of the affairs or management of such person;

            2. DIVIDENDS. Dividends on the Series B Preferred Stock shall be declared and paid from time to time as determined by the Company's Board of Directors out of funds legally available therefor. The Company shall not declare, pay or set aside any dividends or distributions on shares of Common Stock (other than dividends payable solely in shares of Common Stock), unless the holders of Series B Preferred Stock first receive, or simultaneously receive, a dividend or distribution on each outstanding share of Series B Preferred Stock equal to the product of (i) the per share dividend or distribution to be declared, paid or set aside for the Common Stock, multiplied by (ii) the number of shares of Common Stock into which such share of Series B Preferred Stock is then convertible.

            3. LIQUIDATION. Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of the shares of Series B Preferred Stock shall be entitled, before any distributions shall be made to the holders of the Common Stock, or any other class or series of capital stock of the Company ranking junior to the Series B Preferred Stock as to such distributions, to be paid an amount per share equal to the Series B Stated Value plus any accrued and unpaid Series B Preferred Dividends (the "Liquidation
Preference"). If upon such liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the assets to be distributed among the holders of the Series B Preferred Stock and any class or series of capital stock ranking on a parity with the Series B Preferred Stock as to such distributions shall be insufficient to permit payment to the holders of the Series B Preferred Stock and any such class or series of capital stock of their respective liquidation amount, then the entire assets of the Company to be distributed shall be distributed pro rata to the holders of Series B Preferred Stock and the holders of such class or series of capital stock ranking on a parity with the Series B Preferred Stock as to such distributions according to the preferential amounts due thereon. Unless waived in writing by the holders of at least a majority of the Series B Preferred Stock then outstanding, voting together as one class, a consolidation or merger of the Company into or with any other entity or entities, a share exchange, a sale of Common Stock or the sale or transfer by the Company of all or substantially all of its assets, in each case under circumstances in which the holders of a majority in voting power of the outstanding capital stock of the Company, immediately prior to such a merger, consolidation, share exchange or sale, own less than a majority in voting power of the outstanding capital stock of the corporation or the surviving or resulting corporation or acquirer, as the case may be, immediately following such a merger, consolidation, share exchange or sale (each such transaction being hereinafter referred to as a "Corporate Transaction") shall be deemed to be a liquidation within the meaning of this Section 3.

            4.    CONVERSION.

            4A.   RIGHT TO CONVERT.

            (a) Subject to the terms and conditions of this paragraph 4A, the holder of any share or shares of Series B Preferred Stock shall have the right, at its option at any time, to convert any such shares of Series B Preferred Stock into such number of fully paid and nonassessable whole shares of Common Stock as is obtained by multiplying the number of shares of Series B Preferred Stock so to be converted by the Liquidation
      Preference per share and dividing the result by the conversion price of $1.30 per share or, if there has been an adjustment of the conversion price, by the conversion price as last adjusted and in effect at the date any share or shares of Series B Preferred Stock are surrendered for conversion (such price, or such price as last adjusted, being referred to herein as the "Conversion Price"). Such rights of conversion shall be exercised by the holder thereof by surrender of a certificate or certificates for the shares to be converted to the Company at its principal office (or such other office or agency of the Company as the Company may designate by notice in writing to the holder or holders of the Series B Preferred Stock) at any time during its usual business hours on the date set forth in such notice, together with a properly completed notice of conversion in the form attached to the Series B Preferred Stock certificate with a statement of the name or names (with address), subject to compliance with applicable laws to the extent such designation shall involve a transfer, in which the certificate or certificates for shares of Common Stock, shall be issued. Such conversion shall be deemed to have been effected and the Conversion Price shall be determined as of the close of business on the date on which such written notice shall have been received by the Company and the certificate or certificates for such shares shall have been surrendered as aforesaid.

            (b) To the extent permitted by applicable law and the listing requirements of any stock market or exchange on which the Common Stock is then listed, the Company from time to time may decrease the Conversion Price by any amount for any period of time if the period is at least twenty (20) days, the decrease is irrevocable during the period and the Board shall have made a determination that such decrease would be in the best interests of the Company, which determination shall be conclusive. Whenever the Conversion Price is decreased pursuant to the preceding sentence, the Company shall provide written notice thereof to the holders of the Series B Preferred Stock at least five (5) days prior to the date the decreased Conversion Price takes effect, and such notice shall state the decreased Conversion Price and the period during which it will be in effect.

            4B.   ISSUANCE OF CERTIFICATES;  TIME CONVERSION EFFECTED.  Promptly
      after the conversion of the Series B Preferred Stock and surrender of the certificate or certificates for the share or shares of the Series B Preferred Stock being converted, the Company shall issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct, subject to compliance with applicable laws to the extent such designation shall involve a transfer, a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such share or shares of Series B Preferred Stock. Upon the effective date of any such conversion, the rights of the holder of the shares of Series B Preferred Stock being converted shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.

            4C. FRACTIONAL SHARES; DIVIDENDS. No fractional shares shall be issued upon conversion of the Series B Preferred Stock into Common Stock. In lieu of any fractional share interest, the Company shall pay to the converting holder an amount equal to such fractional interest multiplied by the Market Price of a share of Common Stock on the date such conversion is deemed to be effective..

4D. ADJUSTMENT OF CONVERSION PRICE. If the Company shall issue or sell, or is, in accordance with any of subsections 4D(1) through 4D(7) hereof, deemed to have issued or sold, any Additional Shares of Common Stock for no consideration or for a consideration per share less than the Conversion Price in effect immediately prior to the time of such issue or sale, then and in each such case (a "TRIGGER ISSUANCE") the then-existing Conversion Price, shall be reduced, as of the close of business on the effective date of the Trigger Issuance, to a price determined as follows:

            Adjusted Conversion Price = (A X B) + D
                                        -----------
                                            A+C

                        where

                        "A"  equals  the  number  of  shares  of  Common   Stock
outstanding, including Additional Shares of Common Stock (as defined below) deemed to be issued hereunder, immediately preceding such Trigger Issuance;

                        "B" equals the Conversion Price in effect immediately preceding such Trigger Issuance;

                        "C" equals the number of Additional Shares of Common Stock issued or deemed issued hereunder as a result of the Trigger Issuance; and

                        "D" equals the aggregate consideration, if any, received or deemed to be received by the Company upon such Trigger Issuance;

provided, however, that in no event shall the Conversion Price after giving effect to such Trigger Issuance be greater than the Conversion Price in effect prior to such Trigger Issuance.

            For purposes of this subsection 4D, "Additional Shares of Common Stock" shall mean all shares of Common Stock issued by the Company or deemed to be issued pursuant to this subsection 4D, other than Excluded Stock.

            For purposes of this subsection 4D, the following paragraphs 4D(1) to 4D(7) shall also be applicable:

            4D(1) ISSUANCE OF RIGHTS OR OPTIONS. In case at any time the Company shall in any manner grant (directly and not by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable for Common Stock (such warrants, rights or options being called "Options" and such convertible or exchangeable stock or securities being called "Convertible Securities") whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the sum (which sum shall constitute the applicable consideration) of (x) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus (y) the aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus (z), in the case of such Options which relate to Convertible Securities, the aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by
      (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Conversion Price in effect immediately prior to the time of the granting of such Options, then the total number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options or the issuance of such Convertible Securities and thereafter shall be deemed to be outstanding for purposes of adjusting the Conversion Price. Except as otherwise provided in subsection 4D(3), no adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

            4D(2) ISSUANCE OF CONVERTIBLE SECURITIES.  In case the Company shall in any manner issue (directly and not by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the sum (which sum shall constitute the applicable consideration) of (x) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus (y) the aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (ii) the total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding for purposes of adjusting the Conversion Price, provided that
      (a) except as otherwise provided in subsection 4D(3), no adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities and (b) no further adjustment of the Conversion Price shall be made by reason of the issue or sale of Convertible Securities upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Conversion Price have been made pursuant to the other provisions of subsection 4D.

            4D(3) CHANGE IN OPTION PRICE OR CONVERSION RATE. Upon the happening of any of the following events, namely, if the purchase price provided for in any Option referred to in subsection 4D(l) hereof, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subsections 4D(l) or 4D(2), or the rate at which Convertible Securities referred to in subsections 4D(l) or 4D(2) are convertible into or exchangeable for Common Stock shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Conversion Price in effect at the time of such event shall forthwith be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. On the termination of any Option for which any adjustment was made pursuant to this subsection 4(D) or any right to convert or exchange Convertible Securities for which any adjustment was made pursuant to this subsection 4(D) (including without limitation upon the redemption or purchase for consideration of such Convertible Securities by the Company), the Conversion Price then in effect hereunder shall forthwith be changed to the Conversion Price which would have been in effect at the time of such termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such termination, never been issued.

            4D(4) STOCK DIVIDENDS. Subject to the provisions of this subsection 4D, in case the Company shall declare or pay a dividend or make any other distribution upon any stock of the Company (other than the Common Stock) payable in Common Stock, Options or Convertible Securities, then any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

            4D(5) CONSIDERATION FOR STOCK. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the net amount received by the Company therefor, after deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Company, after deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors of the Company. If Common Stock, Options or Convertible Securities shall be issued or sold by the Company and, in connection therewith, other Options or Convertible Securities (the "Additional Rights") are issued, then the consideration received or deemed to be received by the Company shall be reduced by the fair market value of the Additional Rights (as determined using the Black-Scholes option pricing model or another method mutually agreed to by the Company and the holder). The Board of Directors of the Company shall respond promptly, in writing, to an inquiry by the holder as to the fair market value of the Additional Rights. In the event that the Board of Directors of the Company and the holder are unable to agree upon the fair market value of the Additional Rights, the Company and the holder shall jointly select an appraiser, who is experienced in such matters. The decision of such appraiser shall be final and conclusive, and the cost of such appraiser shall be borne evenly by the Company and the holder.

            4D(6) RECORD DATE. In case the Company shall take a record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

            4D(7) TREASURY SHARES. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company or any of its wholly-owned subsidiaries, and the disposition of any such shares (other than the cancellation or retirement thereof) shall be considered an issue or sale of Common Stock for the purpose of this Section 4D.

            4E. STOCK SPLITS AND DIVIDENDS. If the Company shall, at any time or from time to time while the Series B Preferred Stock is outstanding, pay a dividend or make a distribution on its Common Stock in shares of Common Stock, subdivide its outstanding shares of Common Stock into a greater number of shares or combine its outstanding shares of Common Stock into a smaller number of shares or issue by reclassification of its outstanding shares of Common Stock any shares of its capital stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then the Conversion Price in effect immediately prior to the date upon which such change shall become effective shall be adjusted by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such change and the denominator of which shall be the number of shares of Common Stock outstanding immediately after giving effect to such change and. Such adjustment shall be made successively whenever any event listed above shall occur.

            4F. REORGANIZATION OR RECLASSIFICATION. If any capital reorganization or reclassification of the capital stock of the Company, consolidation or merger of the Company with another corporation in which the Company is not the survivor, or sale, transfer or other disposition of all or substantially all of the Company's assets to another corporation shall be effected, then, as a condition of such reorganization or reclassification, consolidation, merger, sale, transfer or other disposition, lawful and adequate provision shall be made whereby each holder of a share or shares of Series B Preferred Stock shall thereafter have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the Conversion Shares immediately theretofore receivable upon the conversion of such share or shares of the Series B Preferred Stock, such shares of stock, securities or assets as would have been issuable or payable with respect to or in exchange for a number of Conversion Shares equal to the number of Conversion Shares immediately theretofore issuable upon conversion of the Series B Preferred Stock, had such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including without limitation provisions for adjustment of the Conversion Price) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights. The Company shall not effect any such consolidation, merger, sale, transfer or other disposition unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger, or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or entity shall assume the obligation to deliver to the holders of the Series B Preferred Stock, at the last addresses of such holders appearing on the books of the Company, such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holders may be entitled to receive, and the other obligations hereunder. The provisions of this subsection 4F shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, transfers or other dispositions.

            4G. DISTRIBUTIONS. In case the Company shall fix a payment date for the making of a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends or distributions referred to in Section 4E), or subscription rights or warrants, the Conversion Price to be in effect after such payment date shall be determined by multiplying the Conversion Price in effect immediately prior to such payment date by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding multiplied by the Market Price (as defined below) per share of Common Stock immediately prior to such payment date, less the fair market value (as determined by the Company's Board of Directors in good faith) of said assets or evidences of indebtedness so distributed, or of such subscription rights or warrants, and the denominator of which shall be the total number of shares of Common Stock outstanding multiplied by such Market Price per share of Common Stock immediately prior to such payment date. "Market Price" as of a particular date (the "Valuation Date") shall mean the following: (a) if the Common Stock is then listed on a national stock exchange, the closing sale price of one share of Common Stock on such exchange on the last trading day prior to the Valuation Date; (b) if the Common Stock is then quoted on The Nasdaq Stock Market, Inc. ("Nasdaq"), the National Association of Securities Dealers, Inc. OTC Bulletin Board (the "Bulletin Board") or such similar quotation system or association, the closing sale price of one share of Common Stock on Nasdaq, the Bulletin Board or such other quotation system or association on the last trading day prior to the Valuation Date or, if no such closing sale price is available, the average of the high bid and the low asked price quoted thereon on the last trading day prior to the Valuation Date; or (c) if the Common Stock is not then listed on a national stock exchange or quoted on Nasdaq, the Bulletin Board or such other quotation system or association, the fair market value of one share of Common Stock as of the Valuation Date, as determined in good faith by the Board of Directors of the Company and the holders of at least a majority of the outstanding Series B Preferred Stock. If the Common Stock is not then listed on a national securities exchange, Nasdaq, the Bulletin Board or such other quotation system or association, the Board of Directors of the Company shall respond promptly, in writing, to an inquiry by a holder of Series B Preferred Stock prior to the conversion of Series B Preferred Stock hereunder as to the fair market value of a share of Common Stock as determined by the Board of Directors of the Company. In the event that the Board of Directors of the Company and the holders of at least a majority of the outstanding Series B Preferred Stock are unable to agree upon the fair market value in respect of subpart
      (c) hereof, the Company and the holders of at least a majority of the outstanding Series B Preferred Stock shall jointly select an appraiser, who is experienced in such matters. The decision of such appraiser shall be final and conclusive, and the cost of such appraiser shall be borne equally by the Company and such holders. Such adjustment shall be made successively whenever such a payment date is fixed.

            4H. EFFECTIVE DATE OF ADJUSTMENT. An adjustment to the Conversion Price shall become effective immediately after the payment date in the case of each dividend or distribution and immediately after the effective date of each other event which requires an adjustment.

            4I. SUBSEQUENT ADJUSTMENTS. In the event that, as a result of an adjustment made pursuant to this Section 4, holders of Series B Preferred Stock shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, the number of such other shares so receivable upon the conversion of the Series B Preferred Stock shall be subject thereafter to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Conversion Shares contained herein.

            4J. NOTICE OF ADJUSTMENT. Upon any adjustment of the Conversion Price, then, and in each such case the Company shall give written notice thereof by first class mail, postage prepaid, addressed to each holder of shares of Series B Preferred Stock at the address of such holder as shown on the books of the Company, which notice shall state the Conversion Price resulting from such adjustment, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

            4K.   OTHER NOTICES. In case at any time:

                  (1) the Company shall declare any dividend upon its Common Stock payable in cash or stock or make any other distribution to the holders of its Common Stock;

                  (2) the Company shall offer for subscription PRO RATA to the holders of its Common Stock any additional shares of such stock of any class or other rights;

                  (3) there shall be any capital reorganization or reclassification of the capital stock of the Company, or a consolidation or merger of the Company with, or a sale of all or substantially all its assets to, another corporation; or

                  (4) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

      then, in any one or more of said cases, the Company shall give, by first class mail, postage prepaid, addressed to each holder of any shares of Series B Preferred Stock at the address of such holder as shown on the books of the Company, (a) at least 15 days prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least 15 days prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

            4L.   STOCK TO BE RESERVED.

                  (1) The Company will at all times reserve and keep available out of its authorized but unissued Common Stock solely for the purpose of issuance upon the conversion of the Series B Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Series B Preferred Stock. All shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all liens, duties and charges arising out of or by reason of the issue thereof (including, without limitation, in respect of taxes) and, without limiting the generality of the foregoing, the Company covenants that it will from time to time take all such action as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the effective Conversion Price. The Company will take all such action within its control as may be necessary on its part to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirements of any national securities exchange upon which the Common Stock of the Company may be listed. The Company will not take any action which results in any adjustment of the Conversion Price if after such action the total number of shares of Common Stock issued and outstanding and thereafter issuable upon exercise of all options and conversion of Convertible Securities, including upon conversion of the Series B Preferred Stock, would exceed the total number of shares of such class of Common Stock then authorized by the Company's Amended and Restated Certificate of Incorporation.

                  (2) The Company will at all times reserve and keep available out of its authorized Series B Preferred Stock such number of shares of Series B Preferred Stock as is equal to the number of shares of Series B Preferred Stock then outstanding. All shares of Series B Preferred Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all liens, duties and charges arising out of or by reason of the issue thereof (including, without limitation, in respect of taxes).

            4M. NO REISSUANCE OF SERIES B PREFERRED STOCK. Shares of Series B Preferred Stock that are converted into shares of Common Stock as provided herein shall be retired and may not be reissued as Series B Preferred Stock but may be reissued as all or part of another series of Preferred Stock.

            4N. ISSUE TAX. The issuance of certificates for shares of Common Stock upon conversion of the Series B Preferred Stock shall be made without charge to the holders thereof for any issuance tax, stamp tax, transfer tax, duty or charge in respect thereof, provided that the Company shall not be required to pay any tax, duty or charge which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Series B Preferred Stock which is being converted.

            4O. CLOSING OF BOOKS. The Company will at no time close its transfer books against the transfer of any Series B Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Series B Preferred Stock in any manner which interferes with the timely conversion of such Series B Preferred Stock; PROVIDED, HOWEVER, nothing herein shall be construed to prevent the Company from setting record dates for the holders of its securities.

            5. VOTING - SERIES B PREFERRED STOCK. In addition to any class voting rights provided by law and this Certificate of Designation, the holders of Series B Preferred Stock shall have the right to vote together with the holders of Common Stock as a single class on any matter on which the holders of Common Stock are entitled to vote (including the election of directors). With respect to the voting rights of the holders of the Series B Preferred Stock pursuant to the preceding sentence, each holder of Series B Preferred Stock shall be entitled to one vote for each share of Common Stock that would be issuable to such holder upon the conversion of all the shares of Series B Preferred Stock held by such holder on the record date for the determination of shareholders entitled to vote.

            6. CERTAIN RESTRICTIONS. In addition to any other vote of the holders of Series B Preferred Stock required by law or by the Amended and Restated Certificate of Incorporation, without the prior consent of the holders of at least a majority of the outstanding Series B Preferred Stock, given in person or by proxy, either in writing or at a special meeting called for that purpose, at which meeting the holders of the shares of such Series B Preferred Stock shall vote together as a class, the Company will not:

                  (a) authorize, create, designate, establish or issue (whether by merger or otherwise) (i) an increased number of shares of Series B Preferred Stock, or (ii) any other class or series of capital stock ranking senior to or on parity with the Series B Preferred Stock as to dividends or upon liquidation or reclassify any shares of Common Stock into shares having any preference or priority as to dividends or upon liquidation superior to or on parity with any such preference or priority of Series B Preferred Stock;

                  (b) authorize, create, designate, establish or issue (whether by merger or otherwise) any shares of capital stock or any Options or Convertible Securities or amend or waive any of the terms or provisions of any outstanding capital stock, Options or Convertible Securities;

                  (c)   enter into or consummate any Corporate Transaction;

                  (d) incur, assume or suffer to exist any indebtedness for borrowed money in excess of $500,000 in the aggregate;

                  (e) amend, alter or repeal, whether by merger, consolidation or otherwise, the Amended and Restated Certificate of Incorporation or By-laws of the Company or the Resolutions contained in this Certificate of Designations of the Series B Preferred Stock and the powers, preferences, privileges, relative, participating, optional and other special rights and qualifications, limitations and restrictions thereof, which would adversely affect any right, preference, privilege or voting power of the Series B Preferred Stock, or which would increase or decrease the amount of authorized shares of the Series B Preferred Stock or of any other series of preferred stock ranking senior to the Series B Preferred Stock, with respect to the payment of dividends (whether or not such series of preferred stock is cumulative or noncumulative as to payment of dividends) or upon liquidation;

                  (f) directly or indirectly, declare or pay any dividend (other than dividends permitted pursuant to Section 2 and dividends payable in shares of Common Stock but only to the extent that such stock dividend results in an adjustment of the Conversion Price pursuant to
      Section 4(D)(4)) or directly or indirectly purchase, redeem, repurchase or otherwise acquire or permit any Subsidiary to redeem, purchase, repurchase or otherwise acquire (or make any payment to a sinking fund for such redemption, purchase, repurchase or other acquisition) any share of Common Stock or any other class or series of the Company's capital stock (except for shares of Common Stock repurchased from current of former employees, consultants, or directors upon termination of service in accordance with plans approved by the Company's Board of Directors) whether in cash, securities or property or in obligations of the Company or any Subsidiary; or

                  (g)   agree to do any of the foregoing.

            7. NO WAIVER. Except as otherwise modified or provided for herein, the holders of Series B Preferred Stock shall also be entitled to, and shall not be deemed to have waived, any other applicable rights granted to such holders under the Delaware General Corporation Law.

            8. NO IMPAIRMENT. The Company will not, through any reorganization, transfer of assets, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but will at all time in good faith assist in the carrying out of all the provisions of this Article FOURTH and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights and liquidation preferences granted hereunder of the holders of the Series B Preferred Stock against impairment."

            9. AMENDMENT; WAIVER. Any term of the Series B Preferred Stock may be amended or waived (including the adjustment provisions included in Section 4(D) hereof) upon the written consent of the Company and the holders of at least a majority of the Series B Preferred Stock then outstanding, voting together as a single class; PROVIDED, HOWEVER that the number of Conversion Shares issuable hereunder and the Conversion Price may not be amended, and the right to convert the Series B Preferred Stock may not be altered or waived, without the written consent of the holders of all of the Series B Preferred Stock then outstanding.

            10. ACTION BY HOLDERS. Any action or consent to be taken or given by the holders of the Series B Preferred Stock may be given either at a meeting of the holders of the Series B Preferred Stock called and held for such purpose or by written consent.

                            [Execution Page Follows]

      IN  WITNESS   WHEREOF,   the  undersigned  has  executed   Certificate  of
Designations, Preferences and Rights this 31st day of October, 2006.


                                       UTIX GROUP, INC.





                                       By:  /s/ Anthony G. Roth
                                          ---------------------------------
                                                Name: Anthony Roth
                                                Title: President and CEO

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)      November 9, 2006
                                                 -------------------------------

                                UTIX GROUP, INC.
--------------------------------------------------------------------------------
             (Exact Name of registrant as specified in its charter)


             Delaware                                 000-50589                             75-2340624
----------------------------------------------------------------------------------------------------------
     (State or Other Jurisdiction                    (Commission                          (IRS Employer
         of Incorporation)                           File Number)                      Identification No.)

                7 New England Executive Park, Suite 610                                    01803
----------------------------------------------------------------------------------------------------------
                (Address of Principal Executive Offices)                                (Zip Code)


Registrant's telephone number, including area code   (781) 229-2589
                                                   -----------------------------

--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)


         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

         [  ]     Written communications pursuant to Rule 425 under the
                  Securities Act (17 CFR 230.425)

         [  ]     Soliciting material pursuant to Rule 14a-12 under the
                  Exchange Act (17 CFR 240.14a-12)

         [  ]     Pre-commencement communications pursuant to Rule 14d-2(b)
                  under the Exchange Act (17 CFR 240.14d-2(b))

         [  ]     Pre-commencement communications pursuant to Rule 13e-4(c)
                  under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         On November 9, 2006, we entered into a Purchase Agreement (the "Purchase Agreement") with Special Situations Fund III, L.P., Special Situations Cayman Fund, L.P., Special Situations Private Equity Fund, L.P., Special Situations Fund III, QP, L.P., Crown Investment Partners, L.P., The Crown Advisors #5, MicroCapital Fund Ltd., MicroCapital Fund L.P., Crescent International Ltd., and Allen Lowy (collectively, the "Investors"). Pursuant to the Purchase Agreement, as of November 15, 2006 (the "Closing Date"), we sold to the Investors an aggregate of (i) 2,308,077 shares of our Series B convertible preferred stock, $0.001 par value per share (the "Series B Preferred Stock") and
(ii) warrants ("Warrants") to purchase up to 346,212 shares of our common stock, $0.001 par value ("Common Stock"), for an aggregate purchase price of $3,000,500.30 (the "Purchase Price") (hereinafter, the "Series B Offering"). The Series B Preferred Stock and Warrants have such characteristics as are further described in Item 3.02 hereof.

         A copy of the form of Purchase Agreement is annexed hereto a Exhibit 10.1, and is incorporated herein by reference.

         In addition, on November 9, 2006, we entered into a Registration Rights Agreement with the Investors (the "Registration Rights Agreement"), pursuant to which we agreed to prepare and file with the Securities and Exchange Commission ("SEC") a registration statement (the "Registration Statement") covering the resale of the Common Stock issuable upon conversion of the Series B Preferred Stock and exercise of the Warrants (the "Registrable Securities") no later than sixty (60) days after the Closing Date. Further, we agreed that, if the Registration Statement (i) is not filed on or before sixty (60) days after the Closing Date, (ii) is not declared effective by the SEC on or before 120 days after the Closing Date, or (iii) is not kept continually effective for such period as to allow for all Registrable Securities covered by such Registration Statement to be sold (subject to certain exceptions), then we must pay to each Investor liquidated damages equal to 1.5% percent of the aggregate subscription amount paid by such Investor for each 30-day period that such event has not occurred. Notwithstanding the foregoing, in no event shall we be liable for liquidated damages (i) in the aggregate in excess of 1.5% of the aggregate amount invested by any Investor for each 30-day period, or (ii) in excess of an aggregate of 24% of the aggregate Purchase Price.

         A copy of the form of Registration Rights Agreement is annexed hereto a
Exhibit 10.2, and is incorporated herein by reference.

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES.

         On the Closing Date, pursuant to a Purchase Agreement, we sold an aggregate of (i) 2,308,077 shares of our Series B Preferred Stock, and (ii) Warrants to purchase 346,212 shares of our Common Stock, for an aggregate Purchase Price of $3,000,500.30, as further described in Item 1.01 above.

         Pursuant to the Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock, which we filed with the Delaware Secretary of State on October 31, 2006 (the "Series B Certificate of Designation") the stated value of the Series B Preferred Stock is $1.30 per share (the "Stated Value"). Upon liquidation, dissolution or winding up of our company, the Series B Preferred Stock ranks senior to our Common Stock, and each holder of Series B Preferred Stock shall be entitled to be paid an amount per share equal to the Stated Value, plus any accrued and unpaid dividends (the "Liquidation Preference"). In addition to any voting rights provided by law, the holders of our Series B Preferred Stock have the right to vote together with the holders of our Common Stock, and Series A convertible preferred stock, $0.001 par value per share (the "Series A Preferred Stock") as a single class on any matter on which the

Common Stock is entitled to vote. Each holder of Series B Preferred Stock shall be entitled to one vote for each share of Common Stock that would be issuable to such holder upon conversion of all shares of Series B Preferred Stock held by such holder. The Series B Preferred Stock is convertible at any time at the holders' option into that number of shares of Common Stock obtained by multiplying the number of shares of Series B Preferred Stock to be converted by the Liquidation Preference per share and dividing the result by $1.30, subject to adjustment for stock dividends, stock splits, reclassifications, and similar events, or if we otherwise issue securities on preferential terms. In addition, without the prior consent of the holders of at least a majority of the outstanding Series B Preferred Stock, we may not (i) issue securities on preferential terms, (ii) enter into certain corporate transactions, (iii) incur indebtedness in excess of $500,000, (iv) amend, alter or repeal our Amended and Restated Certificate of Incorporation or By-laws, (v) pay any dividend, or (vi) agree to do any of the foregoing. The Series B Preferred Stock is currently convertible into an aggregate of 2,308,077 shares of our Common Stock (the "Conversion Shares"). We agreed to register the Conversion Shares, as further described in Item 1.01 above.

         A copy of the Series B Certificate of Designation is annexed hereto as
Exhibit 4.1, and is incorporated herein by reference.

         The Warrants may be exercised at any time on or prior to November 15, 2011, at a price of $2.60 per share, subject to adjustment for stock dividends, stock splits, reclassifications, and similar events, or if we issue securities on preferential terms. From and after the first anniversary of the Closing Date, and so long as we are required under the Registration Rights Agreement to have effected the registration of the shares of Common Stock underlying the Warrants (the "Warrant Shares"), if the Warrant Shares may not be freely sold to the public, then the warrantholder may effect a "cashless exercise" of the Warrants. We have the right to call the Warrants at a price equal to $0.01 per share if, after the effective date of the Registration Statement, the closing price of our Common Stock for each of 20 consecutive trading days exceeds $5.20 per share (appropriately adjusted for any stock split, reverse stock split, stock dividend or other reclassification or combination of the Common Stock); provided, however, that at any given time, we may not call more than the lesser of (i) 20% of the aggregate amount of Warrants initially issued, or (ii) the number of remaining Warrants held by the holders thereof. We agreed to register the Warrant Shares, as further described in Item 1.01 above.

         A copy of the form of Warrant is annexed hereto as Exhibit 4.2, and is incorporated herein by reference.

         In addition, in consideration for the introduction of certain of the Investors to us by Axiom Capital Management ("Axiom"), Axiom received (i) $184,039.96, and (ii) five-year warrants to purchase 106,177 shares of our Common Stock, at an exercise price of $2.60 per share (the "Axiom Warrants"). We agreed to register the shares of our Common Stock issuable upon exercise of the Axiom Warrants.

         We believe that these transactions are exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2), or Regulation D promulgated thereunder, as transactions by an issuer not involving a public offering.

ITEM 3.03 MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

         Pursuant to Section 6(a) of our Certificate of Designations, Preferences and Rights of Series A Preferred Stock (the "Series A Certificate of Designation"), without the prior consent of the holders of at least a majority of the outstanding Series A Preferred Stock (the "Series A Majority Holders"), among other things, we may not authorize, create, designate, establish or issue any other class or series of capital stock ranking senior to or on parity with the Series A Preferred Stock as to dividends or upon liquidation (the "Restrictive Covenant"). As of November 15, 2006, we received the consent of the Series A

Majority Holders to designate, offer and sell the Series B Preferred Stock.

         As a result of our issuance of the Series B Preferred Stock and related Warrants, we are required to (i) adjust the conversion rate of our 1,071 issued and outstanding shares of Series A Preferred Stock, (ii) adjust the exercise price of 1,163,486 of our outstanding warrants (the "Adjusted Warrants"), and
(iii) issue additional warrants to purchase shares of our Common Stock, to the holders of the Adjusted Warrants. Consequently, we will need to register additional shares of our Common Stock as a result of these adjustments.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

     (d)  Exhibits

         EXHIBITS

             4.1 Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock, filed November 3, 2006 (1)

              4.2     Form of Warrant (2)

             10.1 Purchase Agreement, dated November 9, 2006, by and among Utix Group, Inc. and certain Investors (2)

             10.2 Registration Rights Agreement, dated November 9, 2006, by and among Utix Group, Inc. and certain Investors (2)

         -------------------------
         (1) Incorporated by reference from our Current Report on Form 8-K, dated October 31, 2006
         (2) Filed herewith

                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                                           UTIX GROUP, INC.


Date:   November 21, 2006                  By:   /s/ Anthony G. Roth
      -------------------------               ----------------------------------
                                                 Anthony G. Roth
                                                 President and Chief Executive
                                                 Officer

                                                                     EXHIBIT 4.2

         THE SECURITIES REPRESENTED HEREBY MAY NOT BE TRANSFERRED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, (II) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144(K), OR
(III) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933 OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS.

         SUBJECT TO THE PROVISIONS OF SECTION 10 HEREOF, THIS WARRANT SHALL BE VOID AFTER 5:00 P.M. EASTERN TIME ON NOVEMBER __, 2011 (THE "EXPIRATION DATE").

No. __________


                                UTIX GROUP, INC.

                      WARRANT TO PURCHASE _______ SHARES OF
                    COMMON STOCK, PAR VALUE $0.001 PER SHARE

         For VALUE RECEIVED, ____________________ ("Warrantholder"), is entitled to purchase, subject to the provisions of this Warrant, from UTIX Group, Inc., a Delaware corporation ("Company"), at any time not later than 5:00 P.M., Eastern time, on the Expiration Date (as defined above), at an exercise price per share equal to $2.60 (the exercise price in effect being herein called the "Warrant Price"), ______ shares(1) ("Warrant Shares") of the Company's Common Stock, par value $0.001 per share ("Common Stock"). The number of Warrant Shares purchasable upon exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time as described herein. This Warrant is being issued pursuant to the Purchase Agreement, dated as of November __, 2006 (the "Purchase Agreement"), among the Company and the initial holders of the Company Warrants (as defined below). Capitalized terms used herein have the respective meanings ascribed thereto in the Purchase Agreement unless otherwise defined herein.

         Section 1. REGISTRATION. The Company shall maintain books for the transfer and registration of the Warrant. Upon the initial issuance of this Warrant, the Company shall issue and register the Warrant in the name of the Warrantholder.

         Section 2. TRANSFERS. As provided herein, this Warrant may be transferred only pursuant to a registration statement filed under the Securities Act of 1933, as amended (the "Securities Act"), or an exemption from such registration. Subject to such restrictions, the Company shall transfer this Warrant from time to time upon the books to be maintained by the Company for that purpose, upon surrender hereof for transfer, properly endorsed or accompanied by appropriate instructions for transfer and such other documents as may be reasonably required by the Company, including, if required by the Company, an opinion of its counsel to the effect that such transfer is exempt from the registration requirements of the Securities Act, to establish

-----------------
(1) 15% warrant coverage.

that such transfer is being made in accordance with the terms hereof, and a new Warrant shall be issued to the transferee and the surrendered Warrant shall be canceled by the Company.

         Section 3. EXERCISE OF WARRANT. Subject to the provisions hereof, the Warrantholder may exercise this Warrant, in whole or in part, at any time prior to its expiration upon surrender of the Warrant, together with delivery of a duly executed Warrant exercise form, in the form attached hereto as Appendix A (the "Exercise Agreement") and payment by cash, certified check or wire transfer of funds (or, in certain circumstances, by cashless exercise as provided below) of the aggregate Warrant Price for that number of Warrant Shares then being purchased, to the Company during normal business hours on any business day at the Company's principal executive offices (or such other office or agency of the Company as it may designate by notice to the Warrantholder). The Warrant Shares so purchased shall be deemed to be issued to the Warrantholder or the Warrantholder's designee, as the record owner of such shares, as of the close of business on the date on which this Warrant shall have been surrendered (or the date evidence of loss, theft or destruction thereof and security or indemnity satisfactory to the Company has been provided to the Company), the Warrant Price shall have been paid and the completed Exercise Agreement shall have been delivered. Certificates for the Warrant Shares so purchased shall be delivered to the Warrantholder within a reasonable time, not exceeding three (3) business days, after this Warrant shall have been so exercised. The certificates so delivered shall be in such denominations as may be requested by the Warrantholder and shall be registered in the name of the Warrantholder or such other name as shall be designated by the Warrantholder, as specified in the Exercise Agreement. If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall, at its expense, at the time of delivery of such certificates, deliver to the Warrantholder a new Warrant representing the right to purchase the number of shares with respect to which this Warrant shall not then have been exercised. As used herein, "business day" means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business. Each exercise hereof shall constitute the re-affirmation by the Warrantholder that the representations and warranties contained in Section 5 of the Purchase Agreement are true and correct in all material respects with respect to the Warrantholder as of the time of such exercise.

         Section 4. COMPLIANCE WITH THE SECURITIES ACT OF 1933. Except as provided in the Purchase Agreement, the Company may cause the legend set forth on the first page of this Warrant to be set forth on each Warrant, and a similar legend on any security issued or issuable upon exercise of this Warrant, unless counsel for the Company is of the opinion as to any such security that such legend is unnecessary.

         Section 5. PAYMENT OF TAXES. The Company will pay any documentary stamp taxes attributable to the initial issuance of Warrant Shares issuable upon the exercise of the Warrant; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificates for Warrant Shares in a name other than that of the Warrantholder in respect of which such shares are issued, and in such case, the Company shall not be required to issue or deliver any certificate for Warrant Shares or any Warrant until the person requesting the same has paid to the Company the amount of such tax or has established to the Company's reasonable satisfaction that such tax has been paid. The Warrantholder shall be responsible for income taxes due under federal, state or other law, if any such tax is due.

         Section 6. MUTILATED OR MISSING WARRANTS. In case this Warrant shall be mutilated, lost, stolen, or destroyed, the Company shall issue in exchange and substitution of and upon surrender and cancellation of the mutilated Warrant, or in lieu of and substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and for the purchase of a like number of Warrant Shares, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of the Warrant, and with respect to a lost, stolen or destroyed Warrant, reasonable indemnity or bond with respect thereto, if requested by the Company.

         Section 7. RESERVATION OF COMMON STOCK. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of providing for the exercise of the Company Warrants, such number of shares of Common Stock as shall from time to time equal the number of shares sufficient to permit the exercise of the Company Warrants in accordance with their respective terms. The Company agrees that all Warrant Shares issued upon due exercise of the Warrant shall be, at the time of delivery of the certificates for such Warrant Shares, duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of the Company.

         Section 8. ADJUSTMENTS. Subject and pursuant to the provisions of this
Section 8, the Warrant Price and number of Warrant Shares subject to this Warrant shall be subject to adjustment from time to time as set forth hereinafter.

                  (a) If the Company shall, at any time or from time to time while this Warrant is outstanding, pay a dividend or make a distribution on its Common Stock in shares of Common Stock, subdivide its outstanding shares of Common Stock into a greater number of shares or combine its outstanding shares of Common Stock into a smaller number of shares or issue by reclassification of its outstanding shares of Common Stock any shares of its capital stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then (i) the Warrant Price in effect immediately prior to the date on which such change shall become effective shall be adjusted by multiplying such Warrant Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such change and the denominator of which shall be the number of shares of Common Stock outstanding immediately after giving effect to such change and (ii) the number of Warrant Shares purchasable upon exercise of this Warrant shall be adjusted by multiplying the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior to the date on which such change shall become effective by a fraction, the numerator of which is shall be the Warrant Price in effect immediately prior to the date on which such change shall become effective and the denominator of which shall be the Warrant Price in effect immediately after giving effect to such change, calculated in accordance with clause (i) above. Such adjustments shall be made successively whenever any event listed above shall occur.

                  (b) If any capital reorganization or reclassification of the capital stock of the Company, consolidation or merger of the Company with another corporation in which the

Company is not the survivor, or sale, transfer or other disposition of all or substantially all of the Company's assets to another corporation shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition, lawful and adequate provision shall be made whereby each Warrantholder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the Warrant Shares immediately theretofore issuable upon exercise of the Warrant, such shares of stock, securities or assets as would have been issuable or payable with respect to or in exchange for a number of Warrant Shares equal to the number of Warrant Shares immediately theretofore issuable upon exercise of the Warrant, had such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of each Warrantholder to the end that the provisions hereof (including, without limitation, provision for adjustment of the Warrant Price) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof. The Company shall not effect any such consolidation, merger, sale, transfer or other disposition unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger, or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or entity shall assume the obligation to deliver to the Warrantholder, at the last address of the Warrantholder appearing on the books of the Company, such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Warrantholder may be entitled to purchase, and the other obligations under this Warrant. The provisions of this paragraph
(b) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, transfers or other dispositions.

                  (c) In case the Company shall fix a payment date for the making of a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends or distributions referred to in Section 8(a)), or subscription rights or warrants, the Warrant Price to be in effect after such payment date shall be determined by multiplying the Warrant Price in effect immediately prior to such payment date by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding multiplied by the Market Price (as defined below) per share of Common Stock immediately prior to such payment date, less the fair market value (as determined by the Company's Board of Directors in good faith) of said assets or evidences of indebtedness so distributed, or of such subscription rights or warrants, and the denominator of which shall be the total number of shares of Common Stock outstanding multiplied by such Market Price per share of Common Stock immediately prior to such payment date. "Market Price" as of a particular date (the "Valuation Date") shall mean the following: (a) if the Common Stock is then listed on a national stock exchange, the closing sale price of one share of Common Stock on such exchange on the last trading day prior to the Valuation Date; (b) if the Common Stock is then quoted on The Nasdaq Stock Market, Inc. ("Nasdaq"), the National Association of Securities Dealers, Inc. OTC Bulletin Board (the "Bulletin Board") or such similar quotation system or association, the closing sale price of one share of Common Stock on Nasdaq, the Bulletin Board or such other quotation system or association on the last trading day prior to the Valuation Date or, if no such closing sale price is available, the average of the high bid and the low asked price quoted thereon on the last trading day prior to the Valuation Date; or (c) if the Common Stock is not then listed on a national stock exchange or quoted on Nasdaq, the Bulletin Board or such other quotation system or association, the fair market value of one share of Common Stock as of the Valuation Date, as determined in good faith by the Board of Directors of the Company and the Warrantholder. If the Common Stock is not then listed on a national securities exchange, Nasdaq the Bulletin Board or such other quotation system or association, the Board of Directors of the Company shall respond promptly, in writing, to an inquiry by the Warrantholder prior to the exercise hereunder as to the fair market value of a share of Common Stock as determined by the Board of Directors of the Company. In the event that the Board of Directors of the Company and the Warrantholder are unable to agree upon the fair market value in respect of subpart (c) of this paragraph, the Company and the Warrantholder shall jointly select an appraiser, who is experienced in such matters. The decision of such appraiser shall be final and conclusive, and the cost of such appraiser shall be borne equally by the Company and the Warrantholder. Such adjustment shall be made successively whenever such a payment date is fixed.

                  (d) An adjustment to the Warrant Price shall become effective immediately after the payment date in the case of each dividend or distribution and immediately after the effective date of each other event which requires an adjustment.

                  (e) In the event that, as a result of an adjustment made pursuant to this Section 8, the Warrantholder shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, the number of such other shares so receivable upon exercise of this Warrant shall be subject thereafter to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in this Warrant.

(f) Except as provided in subsection (g) hereof, if and whenever the Company shall issue or sell, or is, in accordance with any of subsections (f)(l) through
(f)(7) hereof, deemed to have issued or sold, any Additional Shares of Common Stock for no consideration or for a consideration per share less than the Warrant Price in effect immediately prior to the time of such issue or sale, then and in each such case (a "TRIGGER ISSUANCE") the then-existing Warrant Price shall be reduced, as of the close of business on the effective date of the Trigger Issuance, to a price determined as follows:

                Adjusted Warrant Price = (A X B) + D
                                         -----------
                                             A+C

                             where

                             "A" equals the number of shares of Common Stock
outstanding, including Additional Shares of Common Stock (as defined below) deemed to be issued hereunder, immediately preceding such Trigger Issuance;

                             "B" equals the Warrant Price in effect immediately
preceding such Trigger Issuance;

                             "C" equals the number of Additional Shares of
Common Stock issued or deemed issued hereunder as a result of the Trigger Issuance; and

                             "D" equals the aggregate consideration, if any,
received or deemed to be received by the Company upon such Trigger Issuance;

                provided, however, that in no event shall the Warrant Price after giving effect to such Trigger Issuance be greater than the Warrant Price in effect prior to such Trigger Issuance.

                For purposes of this subsection (f), "Additional Shares of Common Stock" shall mean all shares of Common Stock issued by the Company or deemed to be issued pursuant to this subsection (f), other than Excluded Issuances (as defined in subsection (g) hereof).

                For purposes of this subsection (f), the following subsections
(f)(l) to (f)(7) shall also be applicable:

                           (f)(1) Issuance of Rights or Options. In case at any
                time the Company shall in any manner grant (directly and not by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable for Common Stock (such warrants, rights or options being called "Options" and such convertible or exchangeable stock or securities being called "Convertible Securities") whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the sum (which sum shall constitute the applicable consideration) of (x) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus (y) the aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus (z), in the case of such Options which relate to Convertible Securities, the aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Warrant Price in effect immediately prior to the time of the granting of such Options, then the total number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options or the issuance of such Convertible Securities and thereafter shall be deemed to be outstanding for purposes of adjusting the Warrant Price. Except as otherwise provided in subsection 8(f)(3), no adjustment of the Warrant Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

                           (f)(2) Issuance of Convertible Securities. In case
                the Company shall in any manner issue (directly and not by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the sum (which sum shall constitute the applicable consideration) of
                (x) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus (y) the aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (ii) the total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Warrant Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding for purposes of adjusting the Warrant Price, provided that (a) except as otherwise provided in subsection 8(f)(3), no adjustment of the Warrant Price shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities and (b) no further adjustment of the Warrant Price shall be made by reason of the issue or sale of Convertible Securities upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Warrant Price have been made pursuant to the other provisions of subsection 8(f).

                           (f)(3) Change in Option Price or Conversion Rate.
                Upon the happening of any of the following events, namely, if the purchase price provided for in any Option referred to in subsection 8(f)(l) hereof, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subsections 8(f)(l) or 8(f)(2), or the rate at which Convertible Securities referred to in subsections 8(f)(l) or 8(f)(2) are convertible into or exchangeable for Common Stock shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Warrant Price in effect at the time of such event shall forthwith be readjusted to the Warrant Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. On the termination of any Option for which any adjustment was made pursuant to this subsection 8(f) or any right to convert or exchange Convertible Securities for which any adjustment was made pursuant to this subsection 8(f) (including without limitation upon the redemption or purchase for consideration of such Convertible Securities by the Company), the Warrant Price then in effect hereunder shall forthwith be changed to the Warrant Price which would have been in effect at the time of such termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such termination, never been issued.

                           (f)(4) Stock Dividends. Subject to the provisions of
                this Section 8(f), in case the Company shall declare or pay a dividend or make any other distribution upon any stock of the Company (other than the Common Stock) payable in Common Stock, Options or Convertible Securities, then any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

                           (f)(5) Consideration for Stock. In case any shares of
                Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the net amount received by the Company therefor, after deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Company, after deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors of the Company. If Common Stock, Options or Convertible Securities shall be issued or sold by the Company and, in connection therewith, other Options or Convertible Securities (the "Additional Rights") are issued, then the consideration received or deemed to be received by the Company shall be reduced by the fair market value of the Additional Rights (as determined using the Black-Scholes option pricing model or another method mutually agreed to by the Company and the Warrantholder). The Board of Directors of the Company shall respond promptly, in writing, to an inquiry by the Warrantholder as to the fair market value of the Additional Rights. In the event that the Board of Directors of the Company and the Warrantholder are unable to agree upon the fair market value of the Additional Rights, the Company and the Warrantholder shall jointly select an appraiser, who is experienced in such matters. The decision of such appraiser shall be final and conclusive, and the cost of such appraiser shall be borne evenly by the Company and the Warrantholder.

                           (f)(6) Record Date. In case the Company shall take a
                record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible

                Securities or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                           (f)(7) Treasury Shares. The number of shares of
                Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company or any of its wholly-owned subsidiaries, and the disposition of any such shares (other than the cancellation or retirement thereof) shall be considered an issue or sale of Common Stock for the purpose of this subsection (f).

                   (g) Anything herein to the contrary notwithstanding, the Company shall not be required to make any adjustment of the Warrant Price in the case of the issuance of (A) capital stock, Options or Convertible Securities issued to directors, officers, employees or consultants of the Company in connection with their service as directors of the Company, their employment by the Company or their retention as consultants by the Company pursuant to an equity compensation program approved by the Board of Directors of the Company or the compensation committee of the Board of Directors of the Company, (B) shares of Common Stock issued upon the conversion or exercise of Options or Convertible Securities issued prior to the date hereof, provided such securities are not amended after the date hereof to increase the number of shares of Common Stock issuable thereunder or to lower the exercise or conversion price thereof, (C) securities issued pursuant to the Purchase Agreement and securities issued upon the exercise or conversion of those securities, and (D) shares of Common Stock issued or issuable by reason of a dividend, stock split or other distribution on shares of Common Stock (but only to the extent that such a dividend, split or distribution results in an adjustment in the Warrant Price pursuant to the other provisions of this Warrant), (collectively, "Excluded Issuances").

                   (h) Upon any adjustment to the Warrant Price pursuant to
Section 8(f) above, the number of Warrant Shares purchasable hereunder shall be adjusted by multiplying such number by a fraction, the numerator of which shall be the Warrant Price in effect immediately prior to such adjustment and the denominator of which shall be the Warrant Price in effect immediately thereafter.

                   (i) To the extent permitted by applicable law and the listing requirements of any stock market or exchange on which the Common Stock is then listed, the Company from time to time may decrease the Warrant Price by any amount for any period of time if the period is at least twenty (20) days, the decrease is irrevocable during the period and the Board shall have made a determination that such decrease would be in the best interests of the Company, which determination shall be conclusive. Whenever the Warrant Price is decreased pursuant to the preceding sentence, the Company shall provide written notice thereof to the Warrantholder at least five (5) days prior to the date the decreased Warrant Price takes effect, and such notice shall state the decreased Warrant Price and the period during which it will be in effect.

         Section 9. FRACTIONAL INTEREST. The Company shall not be required to issue fractions of Warrant Shares upon the exercise of this Warrant. If any fractional share of Common Stock would, except for the provisions of the first sentence of this Section 9, be deliverable upon such exercise, the Company, in lieu of delivering such fractional share, shall pay to the exercising Warrantholder an amount in cash equal to the Market Price of such fractional share of Common Stock on the date of exercise.

         Section 10. EXTENSION OF EXPIRATION DATE. If the Company fails to cause any Registration Statement covering Registrable Securities (unless otherwise defined herein, capitalized terms are as defined in the Registration Rights Agreement relating to the Warrant Shares (the "Registration Rights Agreement")) to be declared effective prior to the applicable dates set forth therein, or if any of the events specified in Section 2(c)(ii) of the Registration Rights Agreement occurs, and the Blackout Period (whether alone, or in combination with any other Blackout Period) continues for more than 60 days in any 12 month period, or for more than a total of 90 days, then the Expiration Date of this Warrant shall be extended one day for each day beyond the 60-day or 90-day limits, as the case may be, that the Blackout Period continues.

         Section 11. BENEFITS. Nothing in this Warrant shall be construed to give any person, firm or corporation (other than the Company and the Warrantholder) any legal or equitable right, remedy or claim, it being agreed that this Warrant shall be for the sole and exclusive benefit of the Company and the Warrantholder.

         Section 12. NOTICES TO WARRANTHOLDER. Upon the happening of any event requiring an adjustment of the Warrant Price, the Company shall promptly give written notice thereof to the Warrantholder at the address appearing in the records of the Company, stating the adjusted Warrant Price and the adjusted number of Warrant Shares resulting from such event and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Failure to give such notice to the Warrantholder or any defect therein shall not affect the legality or validity of the subject adjustment.

         Section 13. IDENTITY OF TRANSFER AGENT. The Transfer Agent for the Common Stock is Olde Monmouth Stock Transfer. Upon the appointment of any subsequent transfer agent for the Common Stock or other shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrant, the Company will mail to the Warrantholder a statement setting forth the name and address of such transfer agent.

         Section 14. NOTICES. Unless otherwise provided, any notice required or permitted under this Warrant shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by telex or facsimile, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one business day after delivery to such carrier. All notices shall be addressed as follows: if to the Warrantholder, at its address as set forth in the Company's books and records and, if to the Company, at the address as follows, or at such other address as the Warrantholder or the Company may designate by ten days' advance written notice to the other:

                        If to the Company:

                                 UTIX Group, Inc.
                                 7 New England Executive Park
                                 Suite 610
                                 Burlington, Massachusetts 01803-2933
                                 Attention:  Mark Pover, Chief Financial Officer
                                 Fax:  (781) 229-8886

                        With a copy to:

                                 Hodgson Russ LLP
                                 60 E. 42nd Street, 37th Floor
                                 New York, NY 10165
                                 Attn: Jeffrey A. Rinde, Esq.
                                 Fax: (212) 972-1677

         Section 15. REGISTRATION RIGHTS. The initial Warrantholder is entitled to the benefit of certain registration rights with respect to the shares of Common Stock issuable upon the exercise of this Warrant as provided in the Registration Rights Agreement, and any subsequent Warrantholder may be entitled to such rights.

         Section 16. SUCCESSORS. All the covenants and provisions hereof by or for the benefit of the Warrantholder shall bind and inure to the benefit of its respective successors and assigns hereunder.

         Section 17. GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. This Warrant shall be governed by, and construed in accordance with, the internal laws of the State of New York, without reference to the choice of law provisions thereof. The Company and, by accepting this Warrant, the Warrantholder, each irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Warrant and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Warrant. The Company and, by accepting this Warrant, the Warrantholder, each irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. The Company and, by accepting this Warrant, the Warrantholder, each irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE COMPANY AND, BY ITS ACCEPTANCE HEREOF, THE WARRANTHOLDER HEREBY WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS WARRANT

AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

         Section 18. CALL PROVISION.

                  (a) Subject to the provisions of clauses (b) and (c) below, in the event that the closing bid price of a share of Common Stock as traded on the Over-the-Counter Bulletin Board (or such other exchange or stock market on which the Common Stock may then be listed or quoted) equals or exceeds $5.20 (appropriately adjusted for any stock split, reverse stock split, stock dividend or other reclassification or combination of the Common Stock occurring after the date hereof) for at least twenty (20) consecutive trading days during which the Registration Statement (as defined in the Registration Rights Agreement) has been effective (the "Trading Condition"), the Company, upon thirty (30) days prior written notice (the "Notice Period") given to the Warrantholder within one business day immediately following the end of such twenty (20) trading day period, may call this Warrant at a redemption price equal to $0.01 per share of Common Stock then purchasable pursuant to this Warrant; provided that (i) the Company simultaneously calls all Company Warrants (as defined below) on the same terms, (ii) all of the shares of Common Stock issuable hereunder either (A) are registered pursuant to an effective Registration Statement (as defined in the Registration Rights Agreement) which has not been suspended and for which no stop order is in effect, and pursuant to which the Warrantholder is able to sell such shares of Common Stock at all times during the Notice Period or (B) no longer constitute Registrable Securities (as defined in the Registration Rights Agreement) and (iii) this Warrant is fully exercisable for the full amount of Warrant Shares covered hereby. Notwithstanding any such notice by the Company, the Warrantholder shall have the right to exercise this Warrant prior to the end of the Notice Period.

                  (b) In any three-month period, no more than the lesser of
(i) 20% of the aggregate amount of Warrants initially issued to a Warrantholder or (ii) the number of Warrants held by the Warrantholder, may be called by the Company and the Company may not call additional Warrants in any subsequent three-month period unless all the conditions specified in Section 18(a) are again met (including without limitation, the Trading Condition) at the time that any subsequent call notice is given.

                  (c) In connection with any transfer or exchange of less than all of this Warrant, the transferring Warrantholder shall deliver to the Company an agreement or instrument executed by the transferring Warrantholder and the new Warrantholder allocating between them on whatever basis they may determine in their sole discretion any subsequent call of this Warrant by the Company, such that after giving effect to such transfer the Company shall have the right to call the same number of Warrants that it would have had if the transfer or exchange had not occurred.

         Section 19. CASHLESS EXERCISE. Notwithstanding any other provision contained herein to the contrary, from and after the first anniversary of the Closing Date and so long as the Company is required under the Registration Rights Agreement to have effected the registration of the Warrant Shares for resale to the public pursuant to a Registration Statement (as such term is defined in the Registration Rights Agreement), if the Warrant Shares may not be freely sold to the public for any reason (including, but not limited to, the failure of the Company to have effected the registration of the Warrant Shares or to have a current prospectus available for delivery or otherwise, but excluding the period of any Allowed Delay (as defined in the Registration Rights Agreement), the Warrantholder may elect to receive, without the payment by the Warrantholder of the aggregate Warrant Price in respect of the shares of Common Stock to be acquired, shares of Common Stock of equal value to the value of this Warrant, or any specified portion hereof, by the surrender of this Warrant (or such portion of this Warrant being so exercised) together with a Net Issue Election Notice, in the form annexed hereto as Appendix B, duly executed, to the Company. Thereupon, the Company shall issue to the Warrantholder such number of fully paid, validly issued and nonassessable shares of Common Stock as is computed using the following formula:

                                  X = Y (A - B)
                                        -------
                                           A

where

                            X =  the number of shares of Common Stock to which
the Warrantholder is entitled upon such cashless exercise;

                            Y =  the total number of shares of Common Stock
covered by this Warrant for which the Warrantholder has surrendered purchase rights at such time for cashless exercise (including both shares to be issued to the Warrantholder and shares as to which the purchase rights are to be canceled as payment therefor);

                            A =  the "Market Price" of one share of Common Stock
as at the date the net issue election is made; and

                            B =  the Warrant Price in effect under this Warrant
at the time the net issue election is made.

         Section 20. NO RIGHTS AS STOCKHOLDER. Prior to the exercise of this Warrant, the Warrantholder shall not have or exercise any rights as a stockholder of the Company by virtue of its ownership of this Warrant.

         Section 21. AMENDMENT; WAIVER. This Warrant is one of a series of Warrants of like tenor issued by the Company pursuant to the Purchase Agreement and initially covering an aggregate of up to __________ shares of Common Stock (collectively, the "COMPANY WARRANTS"). Any term of this Warrant may be amended or waived (including the adjustment provisions included in Section 8 of this Warrant) upon the written consent of the Company and the holders of Company Warrants representing at least 50% of the number of shares of Common Stock then subject to all outstanding Company Warrants (the "MAJORITY HOLDERS"); PROVIDED, that (x) any such amendment or waiver must apply to all Company Warrants; and
(y) the number of Warrant Shares subject to this Warrant, the Warrant Price and the Expiration Date may not be amended, and the right to exercise this Warrant may not be altered or waived in any manner adverse to the Warrantholder, without the written consent of the Warrantholder.

         Section 22. SECTION HEADINGS. The section headings in this Warrant are for the convenience of the Company and the Warrantholder and in no way alter, modify, amend, limit or restrict the provisions hereof.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed, as of the ___ day of November, 2006.

                                              UTIX GROUP, INC.



                                              By:___________________________
                                              Name:
                                              Title:

                                   APPENDIX A
                                UTIX GROUP, INC.
                              WARRANT EXERCISE FORM

To UTIX Group, Inc.:

         The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant ("Warrant") for, and to purchase thereunder by the payment of the Warrant Price and surrender of the Warrant, _______________ shares of Common Stock ("Warrant Shares") provided for therein, and requests that certificates for the Warrant Shares be issued as follows:

                           -------------------------------
                           Name
                           --------------------------------
                           Address
                           --------------------------------

                           --------------------------------
                           Federal Tax ID or Social Security No.


         and delivered by        (certified mail to the above address, or
                                 (electronically (provide DWAC
                                 Instructions:___________________), or
                                 (other (specify):
                                 __________________________________________).

and, if the number of Warrant Shares shall not be all the Warrant Shares purchasable upon exercise of the Warrant, that a new Warrant for the balance of the Warrant Shares purchasable upon exercise of this Warrant be registered in the name of the undersigned Warrantholder or the undersigned's Assignee as below indicated and delivered to the address stated below.


Dated: ___________________, ____

Note:  The signature must correspond with
    Signature:______________________________
the name of the Warrantholder as written
on the first page of the Warrant in every                     ------------------------------
particular, without alteration or enlargement                 Name (please print)
or any change whatever, unless the Warrant
has been assigned.                                            ------------------------------

                                                              ------------------------------
                                                              Address
                                                              ------------------------------
                                                              Federal Identification or
                                                              Social Security No.

                                                              Assignee:
                                                              -------------------------------

                                                              -------------------------------

                                                              -------------------------------

                                   APPENDIX B
                                UTIX GROUP, INC.
                            NET ISSUE ELECTION NOTICE


To: UTIX Group, Inc.

Date:[_________________________]


         The undersigned hereby elects under SECTION 19 of this Warrant to surrender the right to purchase [____________] shares of Common Stock pursuant to this Warrant and hereby requests the issuance of [_____________] shares of Common Stock. The certificate(s) for the shares issuable upon such net issue election shall be issued in the name of the undersigned or as otherwise indicated below.


-----------------------------------------
Signature

-----------------------------------------
Name for Registration

-----------------------------------------
Mailing Address

                               PURCHASE AGREEMENT


         THIS PURCHASE AGREEMENT ("Agreement") is made as of the ___ day of November, 2006 by and among UTIX Group, Inc., a Delaware corporation (the "Company"), and the Investors set forth on the signature pages affixed hereto (each an "Investor" and collectively the "Investors").

                                    RECITALS

         A. The Company and the Investors are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Section 4(2) of the 1933 Act, or Regulation D ("Regulation D") promulgated thereunder; and

         B. The Investors wish to purchase from the Company, and the Company wishes to sell and issue to the Investors, in one or more closings, upon the terms and conditions stated in this Agreement, (i) up to an aggregate of 2,692,320 shares of the Company's Series B Convertible Preferred Stock, par value $0.001 per share (the "Preferred Stock"), such shares of Preferred Stock to have the relative rights, preferences and designations set forth in the Certificate of Designations set forth in EXHIBIT A hereto (the "Certificate of Designations"), at a purchase price of $1.30 per share (the "Per Share Purchase Price"), and (ii) warrants to purchase up to an aggregate of 403,848 shares of Common Stock (subject to adjustment) at an exercise price of $2.60 per share (subject to adjustment) in the form attached hereto as EXHIBIT B; and

         C. Contemporaneous with the sale of the Shares and the Warrants at the first closing, the parties hereto will execute and deliver a Registration Rights Agreement, in the form attached hereto as EXHIBIT C (the "Registration Rights Agreement"), pursuant to which the Company will agree to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, and applicable state securities laws.

         In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. DEFINITIONS. In addition to those terms defined above and elsewhere in this Agreement, for the purposes of this Agreement, the following terms shall have the meanings set forth below:

         "AFFILIATE" means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries Controls, is controlled by, or is under common control with, such Person.

         "BUSINESS DAY" means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

         "COMMON STOCK" means the Company's common stock, par value $0.001 per share, and any securities into which the common stock may be reclassified.

         "COMPANY'S KNOWLEDGE" means the actual knowledge of the executive officers (as defined in Rule 405 under the 1933 Act) of the Company, after due inquiry.

         "CONFIDENTIAL INFORMATION" means trade secrets, confidential information and know-how (including but not limited to ideas, formulae, compositions, processes, procedures and techniques, research and development information, computer program code, performance specifications, support documentation, drawings, specifications, designs, business and marketing plans, and customer and supplier lists and related information).

         "CONTROL" (including the terms "controlling", "controlled by" or "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         "CONVERSION SHARES" means the shares of Common Stock issuable upon the conversion of the Shares.

         "EFFECTIVE DATE" means the date on which the initial Registration Statement is declared effective by the SEC.

         "EFFECTIVENESS DEADLINE" means the date on which the initial Registration Statement is required to be declared effective by the SEC under the terms of the Registration Rights Agreement.

         "INTELLECTUAL PROPERTY" means all of the following: (i) patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice); (ii) trademarks, service marks, trade dress, trade names, corporate names, logos, slogans and Internet domain names, together with all goodwill associated with each of the foregoing; (iii) copyrights and copyrightable works; (iv) registrations, applications and renewals for any of the foregoing; and (v) proprietary computer software (including but not limited to data, data bases and documentation).

         "MATERIAL ADVERSE EFFECT" means a material adverse effect on (i) the assets, liabilities, results of operations, condition (financial or otherwise), business, or prospects of the Company and its Subsidiaries taken as a whole, or
(ii) the ability of the Company to perform its obligations under the Transaction Documents.

         "PERSON" means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

         "PURCHASE PRICE" means up to Three Million Five Hundred Thousand Sixteen Dollars ($3,500,016).

         "REGISTRATION STATEMENT" has the meaning set forth in the Registration Rights Agreement.

         "SEC" means the U.S. Securities and Exchange Commission.

         "SEC FILINGS" has the meaning set forth in Section 4.6.

         "SECURITIES" means the Shares, the Conversion Shares, the Warrants and the Warrant Shares.

         "SHARES" means the shares of Preferred Stock to be purchased hereunder.

         "SUBSIDIARY" of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person.

         "TRANSACTION DOCUMENTS" means this Agreement, the Certificate of Designations, the Warrants and the Registration Rights Agreement.

         "WARRANTS" means the warrants to be purchased hereunder.

         "WARRANT SHARES" means the shares of Common Stock issuable upon the exercise of the Warrants.

         "1933 ACT" means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

         "1934 ACT" means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

         2. PURCHASE AND SALE OF THE SHARES AND WARRANTS. Subject to the terms and conditions of this Agreement, on each Closing Date hereunder, each of the Investors purchasing Shares and Warrants on such Closing Date shall severally, and not jointly, purchase, and the Company shall sell and issue to the Investors, the Shares and the Warrants in the respective amounts set forth opposite the Investors' names on the signature pages attached hereto in exchange for each Investor's pro rata share of the Purchase Price being paid on such Closing Date as specified in Section 3 below.

         3. CLOSING. Upon confirmation that the other conditions to closing specified herein have been satisfied or duly waived by the Investors, on the first Closing Date the Company shall file the Certificate of Designations with the Secretary of State of Delaware. Unless and Investor has made alternative arrangements with the Company, upon confirmation that the Certificate of Designations has been filed and has become effective, on each Closing Date the Company shall deliver to Lowenstein Sandler PC, in trust, a certificate or certificates, registered in such name or names as the applicable Investors may designate, representing the Shares and the Warrants being purchased by such Investors on such Closing Date, with instructions that such certificates are to be held for release to the Investors only upon payment in full of the Purchase Price payable on such Closing Date to the Company by all the Investors. Upon such receipt by Lowenstein Sandler PC of the certificates, each Investor shall promptly, but no more than one Business Day thereafter, cause a wire transfer in same day funds to be sent to the account of the Company as instructed in writing by the Company, in an amount representing such Investor's pro rata portion of the Purchase Price being paid on such Closing Date as set forth on the signature pages to this Agreement. On the date (each, a "Closing Date") the Company receives the applicable portion of the Purchase Price from an Investor, the certificates evidencing the Shares and the Warrants being purchased by such Investor on such Closing Date shall be released to such Investor (a "Closing"). Each Closing shall take place at the offices of Lowenstein Sandler PC, 1251 Avenue of the Americas, 18th Floor, New York, New York 10020, or at such other location and on such other date as the Company and the Investors shall mutually agree.

         The Company shall have the right to conduct multiple Closings; provided, however, that (i) on the first Closing Date the Company shall receive a minimum investment of at least $3 million, (ii) any Investor making an investment in the Shares and Warrants shall become a party to this Agreement and the Registration Rights Agreement, (iii) any additional Closing shall occur on or prior to November 15, 2006 and (iv) the Company shall not have the right to receive an aggregate investment of more than $3.5 million.

         4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Investors that, except as set forth in the schedules delivered herewith (collectively, the "Disclosure Schedules"):

                  4.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted and to own its properties. Each of the Company and its Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or leasing necessary unless the failure to so qualify has not had and could not reasonably be expected to have a Material Adverse Effect. The Company's Subsidiaries are listed on SCHEDULE 4.1 hereto.

                  4.2 AUTHORIZATION. The Company has full power and authority and has taken all requisite action on the part of the Company, its officers, directors and stockholders necessary for (i) the authorization, execution and delivery of the Transaction Documents, (ii) the authorization of the performance of all obligations of the Company hereunder or thereunder, and
(iii) the authorization, issuance (or reservation for issuance) and delivery of the Securities. The Transaction Documents constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors' rights generally.

                  4.3 CAPITALIZATION. SCHEDULE 4.3 sets forth (a) the authorized capital stock of the Company on the date hereof; (b) the number of shares of capital stock issued and outstanding; (c) the number of shares of capital stock issuable pursuant to the Company's stock plans; and (d) the number of shares of capital stock issuable and reserved for issuance pursuant to securities (other than the Securities) exercisable for, or convertible into or exchangeable for any shares of capital stock of the Company. All of the issued and outstanding shares of the Company's capital stock have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights and were issued in full compliance with applicable state and federal securities law and any rights of third parties. Except as described on SCHEDULE 4.3, all of the issued and outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights, were issued in full compliance with applicable state and federal securities law and any rights of third parties and are owned by the Company, beneficially and of record, subject to no lien, encumbrance or other adverse claim. Except as described on SCHEDULE 4.3, no Person is entitled to pre-emptive or similar statutory or contractual rights with respect to any securities of the Company. Except as described on SCHEDULE 4.3, there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company or any of its Subsidiaries is or may be obligated to issue any equity securities of any kind and except as contemplated by this Agreement, neither the Company nor any of its Subsidiaries is currently in negotiations for the issuance of any equity securities of any kind. Except as described on SCHEDULE 4.3 and except for the Registration Rights Agreement, there are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among the Company and any of the securityholders of the Company relating to the securities of the Company held by them. Except as described on
SCHEDULE 4.3 and except as provided in the Registration Rights Agreement, no Person has the right to require the Company to register any securities of the Company under the 1933 Act, whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other Person.

         Except as described on SCHEDULE 4.3, the issuance and sale of the Securities hereunder will not obligate the Company to issue shares of Common Stock or other securities to any other Person (other than the Investors) and will not result in the adjustment of the exercise, conversion, exchange or reset price of any outstanding security.

         Except as described on SCHEDULE 4.3, the Company does not have outstanding stockholder purchase rights or "poison pill" or any similar arrangement in effect giving any Person the right to purchase any equity interest in the Company upon the occurrence of certain events.

                  4.4 VALID ISSUANCE. The Shares have been duly and validly authorized and, when issued and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and shall be free and clear of all encumbrances and restrictions (other than those created by the Investors), except for restrictions on transfer set forth in the Transaction

Documents or imposed by applicable securities laws and will have the relative rights, powers and preferences set forth in the Certificate of Designations. The Warrants have been duly and validly authorized. Upon the due conversion of the Shares in accordance with the Certificate of Designations, the Conversion Shares will be validly issued, fully paid and nonassessable, and shall be free and clear of all encumbrances and restrictions (other than those created by the Investors), except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws. Upon the due exercise of the Warrants, the Warrant Shares will be validly issued, fully paid and non-assessable free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws and except for those created by the Investors. The Company has reserved a sufficient number of shares of Common Stock for issuance upon the conversion of the Shares and the exercise of the Warrants, free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws and except for those created by the Investors.

                  4.5 CONSENTS. Except as described in SCHEDULE 4.5, (i) the execution, delivery and performance by the Company of the Transaction Documents and (ii) the offer, issuance and sale of the Securities require no consent of, action by or in respect of, or filing with, any Person, governmental body, agency, or official other than filings that have been made pursuant to applicable state securities laws and post-sale filings pursuant to applicable state and federal securities laws or any other notices required thereby, all of which the Company undertakes to file within the applicable time periods. Subject to the accuracy of the representations and warranties of each Investor set forth in Section 5 hereof, the Company has taken all action necessary to exempt (i) the issuance and sale of the Securities, (ii) the issuance of the Conversion Shares upon the due conversion of the Shares, (iii) the issuance of the Warrant Shares upon due exercise of the Warrants, and (iv) the other transactions contemplated by the Transaction Documents from the provisions of any stockholder rights plan or other "poison pill" arrangement, any anti-takeover, business combination or control share law or statute binding on the Company or to which the Company or any of its assets and properties may be subject and any provision of the Company's Amended and Restated Certificate of Incorporation or Bylaws that is or could reasonably be expected to become applicable to the Investors as a result of the transactions contemplated hereby, including without limitation, the issuance of the Securities and the ownership, disposition or voting of the Securities by the Investors or the exercise of any right granted to the Investors pursuant to this Agreement or the other Transaction Documents.

                  4.6 DELIVERY OF SEC FILINGS; BUSINESS. The Company has made available to the Investors through the EDGAR system, true and complete copies of the Company's most recent Annual Report on Form 10-KSB for the fiscal year ended September 30, 2005 (the "10-KSB"), and all other reports filed by the Company pursuant to the 1934 Act since the filing of the 10-KSB and prior to the date hereof (collectively, the "SEC Filings"). The SEC Filings are the only filings required of the Company pursuant to the 1934 Act for such period. The Company and its Subsidiaries are engaged in all material respects only in the business described in the SEC Filings and the SEC Filings contain a complete and accurate description in all material respects of the business of the Company and its Subsidiaries, taken as a whole.

                  4.7 USE OF PROCEEDS. The net proceeds of the sale of the Shares and the Warrants hereunder shall be used by the Company for working capital and general corporate purposes.

                  4.8 NO MATERIAL ADVERSE CHANGE. Since September 30, 2005 except as identified and described in the SEC Filings or as described on
SCHEDULE 4.8, there has not been:

                           (i)      any change in the consolidated assets,
liabilities, financial condition or operating results of the Company from that reflected in the financial statements included in the Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2006, except for changes in the ordinary course of business which have not had and could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate;

                           (ii)     any declaration or payment of any dividend,
or any authorization or payment of any distribution, on any of the capital stock of the Company, or any redemption or repurchase of any securities of the Company;

                           (iii)    any material damage, destruction or loss,
whether or not covered by insurance to any assets or properties of the Company or its Subsidiaries;

                           (iv)     any waiver, not in the ordinary course of
business, by the Company or any Subsidiary of a material right or of a material debt owed to it;

                           (v)      any satisfaction or discharge of any lien,
claim or encumbrance or payment of any obligation by the Company or a Subsidiary, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results or business of the Company and its Subsidiaries taken as a whole (as such business is presently conducted and as it is proposed to be conducted);

                           (vi)     any change or amendment to the Company's
Amended and Restated Certificate of Incorporation or Bylaws, or material change to any material contract or arrangement by which the Company or any Subsidiary is bound or to which any of their respective assets or properties is subject;

                           (vii)    any material labor difficulties or labor
union organizing activities with respect to employees of the Company or any Subsidiary;

                           (viii)   any material transaction entered into by the
Company or a Subsidiary other than in the ordinary course of business;

                           (ix)     the loss of the services of any key
employee, or material change in the composition or duties of the senior management of the Company or any Subsidiary;

                           (x)      the loss or threatened loss of any customer
which has had or could reasonably be expected to have a Material Adverse Effect; or

                           (xi)     any other event or condition of any
character that has had or could reasonably be expected to have a Material Adverse Effect.

                  4.9      SEC FILINGS.

                           (a)      At the time of filing thereof, the SEC
Filings complied as to form in all material respects with the requirements of the 1934 Act and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

                           (b)      Each registration statement and any
amendment thereto filed by the Company since January 1, 2003 pursuant to the 1933 Act and the rules and regulations thereunder, as of the date such statement or amendment became effective, complied as to form in all material respects with the 1933 Act and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein not misleading; and each prospectus filed pursuant to Rule 424(b) under the 1933 Act, as of its issue date and as of the closing of any sale of securities pursuant thereto did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

                  4.10 NO CONFLICT, BREACH, VIOLATION OR DEFAULT. The execution, delivery and performance of the Transaction Documents by the Company and the issuance and sale of the Securities will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) the Company's Amended and Restated Certificate of Incorporation or the Company's Bylaws, both as in effect on the date hereof (true and complete copies of which have been made available to the Investors through the EDGAR system), or (ii)(a) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, any Subsidiary or any of their respective assets or properties, or (b) any agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or a Subsidiary is bound or to which any of their respective assets or properties is subject.

                  4.11 TAX MATTERS. The Company and each Subsidiary has timely prepared and filed all tax returns required to have been filed by the Company or such Subsidiary with all appropriate governmental agencies and timely paid all taxes shown thereon or otherwise owed by it. The charges, accruals and reserves on the books of the Company in respect of taxes for all fiscal periods are adequate in all material respects, and there are no material unpaid assessments against the Company or any Subsidiary nor, to the Company's Knowledge, any basis for the assessment of any additional taxes, penalties or interest for any fiscal period or audits by any federal, state or local taxing authority except for any assessment which is not material to the Company and its Subsidiaries, taken as a whole. All taxes and other assessments and levies that the Company or any Subsidiary is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental entity or third party when due. There are no tax liens or claims pending or, to the Company's Knowledge, threatened against the

Company or any Subsidiary or any of their respective assets or property. Except as described on SCHEDULE 4.11, there are no outstanding tax sharing agreements or other such arrangements between the Company and any Subsidiary or other corporation or entity.

                  4.12 TITLE TO PROPERTIES. Except as disclosed in the SEC Filings, the Company and each Subsidiary has good and marketable title to all real properties and all other properties and assets owned by it, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or currently planned to be made thereof by them; and except as disclosed in the SEC Filings, the Company and each Subsidiary holds any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or currently planned to be made thereof by them.

                  4.13 CERTIFICATES, AUTHORITIES AND PERMITS. The Company and each Subsidiary possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by it, and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or such Subsidiary, could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.

                  4.14     LABOR MATTERS.

                           (a)      Except as set forth on SCHEDULE 4.14, the
Company is not a party to or bound by any collective bargaining agreements or other agreements with labor organizations. The Company has not violated in any material respect any laws, regulations, orders or contract terms, affecting the collective bargaining rights of employees, labor organizations or any laws, regulations or orders affecting employment discrimination, equal opportunity employment, or employees' health, safety, welfare, wages and hours.

                           (b)      (i) There are no labor disputes existing, or
to the Company's Knowledge, threatened, involving strikes, slow-downs, work stoppages, job actions, disputes, lockouts or any other disruptions of or by the Company's employees, (ii) there are no unfair labor practices or petitions for election pending or, to the Company's Knowledge, threatened before the National Labor Relations Board or any other federal, state or local labor commission relating to the Company's employees, (iii) no demand for recognition or certification heretofore made by any labor organization or group of employees is pending with respect to the Company and (iv) to the Company's Knowledge, the Company enjoys good labor and employee relations with its employees and labor organizations.

                           (c)      The Company is, and at all times has been,
in compliance in all material respects with all applicable laws respecting employment (including laws relating to classification of employees and independent contractors) and employment practices, terms and conditions of employment, wages and hours, and immigration and naturalization. There are no claims pending against the Company before the Equal Employment Opportunity Commission or any other administrative body or in any court asserting any violation of Title VII of the Civil Rights Act of

1964, the Age Discrimination Act of 1967, 42 U.S.C. 'SS' 1981 or 1983 or any other federal, state or local Law, statute or ordinance barring discrimination in employment.

                           (d)      Except as disclosed in the SEC Filings or as
described on SCHEDULE 4.14, the Company is not a party to, or bound by, any employment or other contract or agreement that contains any severance, termination pay or change of control liability or obligation, including, without limitation, any "excess parachute payment," as defined in Section 2806(b) of the Internal Revenue Code.

                           (e)      Except as specified in SCHEDULE 4.14, to the
Company's Knowledge, each of the Company's employees is a Person who is either a United States citizen or a permanent resident entitled to work in the United States. To the Company's Knowledge, the Company has no liability for the improper classification by the Company of such employees as independent contractors or leased employees prior to the initial Closing.

                  4.15     INTELLECTUAL PROPERTY.

                           (a)      All Intellectual Property of the Company and
its Subsidiaries is currently in compliance with all legal requirements (including timely filings, proofs and payments of fees) and is valid and enforceable. No Intellectual Property of the Company or its Subsidiaries which is necessary for the conduct of Company's and each of its Subsidiaries' respective businesses as currently conducted or as currently proposed to be conducted has been or is now involved in any cancellation, dispute or litigation, and, to the Company's Knowledge, no such action is threatened. No patent of the Company or its Subsidiaries has been or is now involved in any interference, reissue, re-examination or opposition proceeding.

                           (b)      All of the licenses and sublicenses and
consent, royalty or other agreements concerning Intellectual Property which are necessary for the conduct of the Company's and each of its Subsidiaries' respective businesses as currently conducted or as currently proposed to be conducted to which the Company or any Subsidiary is a party or by which any of their assets are bound (other than generally commercially available, non-custom, off-the-shelf software application programs having a retail acquisition price of less than $10,000 per license) (collectively, "License Agreements") are valid and binding obligations of the Company or its Subsidiaries that are parties thereto and, to the Company's Knowledge, the other parties thereto, enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally, and there exists no event or condition which will result in a material violation or breach of or constitute (with or without due notice or lapse of time or both) a default by the Company or any of its Subsidiaries under any such License Agreement.

                           (c)      The Company and its Subsidiaries own or have
the valid right to use all of the Intellectual Property that is necessary for the conduct of the Company's and each of its Subsidiaries' respective businesses as currently conducted or as currently proposed to be conducted and for the ownership, maintenance and operation of the Company's and its Subsidiaries' properties and assets, free and clear of all liens, encumbrances, adverse claims or obligations to license all such owned Intellectual Property and Confidential Information, other than licenses entered into in the ordinary course of the Company's and its Subsidiaries' businesses. The Company and its Subsidiaries have a valid and enforceable right to use all third party Intellectual Property and Confidential Information used or held for use in the respective businesses of the Company and its Subsidiaries.

                           (d)      To the Company's Knowledge, the conduct of
the Company's and its Subsidiaries' businesses as currently conducted does not infringe or otherwise impair or conflict with (collectively, "Infringe") any Intellectual Property rights of any third party or any confidentiality obligation owed to a third party, and, to the Company's Knowledge, the Intellectual Property and Confidential Information of the Company and its Subsidiaries which are necessary for the conduct of Company's and each of its Subsidiaries' respective businesses as currently conducted or as currently proposed to be conducted are not being Infringed by any third party. There is no litigation or order pending or outstanding or, to the Company's Knowledge, threatened or imminent, that seeks to limit or challenge or that concerns the ownership, use, validity or enforceability of any Intellectual Property or Confidential Information of the Company and its Subsidiaries and the Company's and its Subsidiaries' use of any Intellectual Property or Confidential Information owned by a third party, and, to the Company's Knowledge, there is no valid basis for the same.

                           (e)      The consummation of the transactions
contemplated hereby and by the other Transaction Documents will not result in the alteration, loss, impairment of or restriction on the Company's or any of its Subsidiaries' ownership or right to use any of the Intellectual Property or Confidential Information which is necessary for the conduct of Company's and each of its Subsidiaries' respective businesses as currently conducted or as currently proposed to be conducted.

                           (f)      The Company and its Subsidiaries have taken
reasonable steps to protect the Company's and its Subsidiaries' rights in their Intellectual Property and Confidential Information. Each employee, consultant and contractor who has had access to Confidential Information which is necessary for the conduct of Company's and each of its Subsidiaries' respective businesses as currently conducted or as currently proposed to be conducted has executed an agreement to maintain the confidentiality of such Confidential Information and has executed appropriate agreements that are substantially consistent with the Company's standard forms thereof, except where the failure to do so has not had and could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate. Except under confidentiality obligations, there has been no material disclosure of any of the Company's or its Subsidiaries' Confidential Information to any third party.

                  4.16 ENVIRONMENTAL MATTERS. To the Company's Knowledge, neither the Company nor any Subsidiary (i) is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "Environmental Laws"), (ii) owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, (iii) is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or (iv) is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim has had or could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate; and there is no pending or, to the Company's Knowledge, threatened investigation that might lead to such a claim.

                  4.17 LITIGATION. Except as described on SCHEDULE 4.17, there are no pending actions, suits or proceedings against or affecting the Company, its Subsidiaries or any of its or their properties; and to the Company's Knowledge, no such actions, suits or proceedings are threatened or contemplated.

                  4.18 FINANCIAL STATEMENTS. The financial statements included in each SEC Filing present fairly, in all material respects, the consolidated financial position of the Company as of the dates shown and its consolidated results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis ("GAAP") (except as may be disclosed therein or in the notes thereto, and, in the case of quarterly financial statements, as permitted by Form 10-QSB under the 1934 Act). Except as set forth in the financial statements of the Company included in the SEC Filings filed prior to the date hereof or as described on SCHEDULE 4.18, neither the Company nor any of its Subsidiaries has incurred any liabilities, contingent or otherwise, except those incurred in the ordinary course of business, consistent (as to amount and nature) with past practices since the date of such financial statements, none of which, individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect.

                  4.19 INSURANCE COVERAGE. The Company and each Subsidiary maintains in full force and effect insurance coverage that is customary for comparably situated companies for the business being conducted and properties owned or leased by the Company and each Subsidiary, and the Company reasonably believes such insurance coverage to be adequate against all liabilities, claims and risks against which it is customary for comparably situated companies to insure.

                  4.20 BROKERS AND FINDERS. No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company, any Subsidiary or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company, other than as described in SCHEDULE 4.20.

                  4.21 NO DIRECTED SELLING EFFORTS OR GENERAL SOLICITATION. Neither the Company nor any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of any of the Securities.

                  4.22 NO INTEGRATED OFFERING. Neither the Company nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by the Company on Section 4(2) for the exemption from registration for the transactions contemplated hereby or would require registration of the Securities under the 1933 Act.

                  4.23 PRIVATE PLACEMENT. The offer and sale of the Securities to the Investors as contemplated hereby is exempt from the registration requirements of the 1933 Act.

                  4.24 QUESTIONABLE PAYMENTS. Neither the Company nor any of its Subsidiaries nor, to the Company's Knowledge, any of their respective current or former stockholders, directors, officers, employees, agents or other Persons acting on behalf of the Company or any Subsidiary, has on behalf of the Company or any Subsidiary or in connection with their respective businesses: (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds; (c) established or maintained any unlawful or unrecorded fund of corporate monies or other assets; (d) made any false or fictitious entries on the books and records of the Company or any Subsidiary; or (e) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature.

                  4.25 TRANSACTIONS WITH AFFILIATES. Except as disclosed in the SEC Filings or as disclosed on SCHEDULE 4.25, none of the officers or directors of the Company and, to the Company's Knowledge, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than as holders of stock options and/or warrants, and for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Company's Knowledge, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

                  4.26 INTERNAL CONTROLS. The Company is in material compliance with the provisions of the Sarbanes-Oxley Act of 2002 currently applicable to the Company. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in 1934 Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including the Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company's most recently filed periodic report under the 1934 Act, as the case may be, is being prepared. The Company's certifying officers have evaluated the effectiveness of the Company's controls and procedures as of the end of the period covered by the most recently filed periodic report under the 1934 Act (such date, the "Evaluation Date"). The Company presented in its most recently filed periodic report under the 1934 Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company's internal controls (as such term is defined in Item 308 of Regulation S-B) or, to the Company's Knowledge, in other factors that could significantly affect the Company's internal controls. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP and the applicable requirements of the 1934 Act.

                  4.27 DISCLOSURES. Neither the Company nor any Person acting on its behalf has provided the Investors or their agents or counsel with any information that constitutes or might constitute material, non-public information. The written materials delivered to the Investors in connection with the transactions contemplated by the Transaction Documents do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

         5. REPRESENTATIONS AND WARRANTIES OF THE INVESTORS. Each of the Investors hereby severally, and not jointly, represents and warrants to the Company that:

                  5.1 ORGANIZATION AND EXISTENCE. Such Investor is a validly existing corporation, limited partnership or limited liability company and has all requisite corporate, partnership or limited liability company power and authority to invest in the Securities pursuant to this Agreement.

                  5.2 AUTHORIZATION. The execution, delivery and performance by such Investor of the Transaction Documents to which such Investor is a party have been duly authorized and will each constitute the valid and legally binding obligation of such Investor, enforceable against such Investor in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors' rights generally.

                  5.3 PURCHASE ENTIRELY FOR OWN ACCOUNT. The Securities to be received by such Investor hereunder will be acquired for such Investor's own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the 1933 Act, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the 1933 Act without prejudice, however, to such Investor's right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by such Investor to hold the Securities for any period of time. Such Investor is not a broker-dealer registered with the SEC under the 1934 Act or an entity engaged in a business that would require it to be so registered.

                  5.4 INVESTMENT EXPERIENCE. Such Investor acknowledges that it can bear the economic risk and complete loss of its investment in the Securities and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

                  5.5 DISCLOSURE OF INFORMATION. Such Investor has had an opportunity to receive all information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Securities. Such Investor acknowledges receipt of copies of the SEC Filings. Neither such inquiries nor any other due diligence investigation conducted by such Investor shall modify, limit or otherwise affect such Investor's right to rely on the Company's representations and warranties contained in this Agreement.

                  5.6 RESTRICTED SECURITIES. Such Investor understands that the Securities are characterized as "restricted securities" under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the 1933 Act only in certain limited circumstances.

                  5.7 LEGENDS. It is understood that, except as provided below, certificates evidencing the Securities may bear the following or any similar legend:

                           (a)      "The securities represented hereby may not
be transferred unless (i) such securities have been registered for sale pursuant to the Securities Act of 1933, as amended, (ii) such securities may be sold pursuant to Rule 144(k), or (iii) the Company has received an opinion of counsel reasonably satisfactory to it that such transfer may lawfully be made without registration under the Securities Act of 1933, as amended, or qualification under applicable state securities laws."

                           (b)      If required by the authorities of any state
in connection with the issuance of sale of the Securities, the legend required by such state authority.

                  5.8 NO GENERAL SOLICITATION. Such Investor did not learn of the investment in the Securities as a result of any general solicitation or general advertising.

                  5.9 BROKERS AND FINDERS. No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company, any Subsidiary or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Investor.

                  5.10 PROHIBITED TRANSACTIONS. During the last thirty (30) days prior to the date hereof, neither such Investor nor any Affiliate of such Investor which (x) had knowledge of the transactions contemplated hereby, (y) has or shares discretion relating to such Investor's investments or trading or information concerning such Investor's investments, including in respect of the Securities, or (z) is subject to such Investor's review or input concerning such

Affiliate's investments or trading (collectively, "Trading Affiliates") has, directly or indirectly, effected or agreed to effect any short sale, whether or not against the box, established any "put equivalent position" (as defined in Rule 16a-1(h) under the 1934 Act) with respect to the Common Stock, granted any other right (including, without limitation, any put or call option) with respect to the Common Stock or with respect to any security that includes, relates to or derived any significant part of its value from the Common Stock or otherwise sought to hedge its position in the Securities (each, a "Prohibited Transaction"). Prior to the earliest to occur of (i) the termination of this Agreement, (ii) the Effective Date or (iii) the Effectiveness Deadline, such Investor shall not, and shall cause its Trading Affiliates not to, engage, directly or indirectly, in a Prohibited Transaction. Such Investor acknowledges that the representations, warranties and covenants contained in this Section
5.10 are being made for the benefit of the Investors as well as the Company and that each of the other Investors shall have an independent right to assert any claims against such Investor arising out of any breach or violation of the provisions of this Section 5.10.

                  5.11 RELIANCE ON EXEMPTIONS. Such Investor understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and such Investor's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Investor set forth herein in order to determine the availability of such exemptions and the eligibility of such Investor to acquire the Securities.

         6.       CONDITIONS TO CLOSING.

                  6.1 CONDITIONS TO THE INVESTORS' OBLIGATIONS. The obligation of each Investor to purchase the Shares and the Warrants at each Closing is subject to the fulfillment to such Investor's satisfaction, on or prior to the applicable Closing Date, of the following conditions, any of which may be waived by such Investor (as to itself only):

                           (a)      The representations and warranties made by
the Company in Section 4 hereof qualified as to materiality shall be true and correct at all times prior to and on such Closing Date, except to the extent any such representation or warranty expressly speaks as of a specific date, in which case such representation or warranty shall be true and correct as of such date, and, the representations and warranties made by the Company in Section 4 hereof not qualified as to materiality shall be true and correct in all material respects at all times prior to and on such Closing Date, except to the extent any such representation or warranty expressly speaks as of a specific date, in which case such representation or warranty shall be true and correct in all material respects as of such specific date. The Company shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to such Closing Date.

                           (b)      The Company shall have obtained any and all
consents, permits, approvals, registrations and waivers necessary or appropriate for consummation of the purchase and sale of the Shares and the Warrants and the consummation of the other transactions contemplated by the Transaction Documents to be consummated on or prior to such Closing Date, all of which shall be in full force and effect.

                           (c)      The Company shall have executed and
delivered the Registration Rights Agreement.

                           (d)      The Certificate of Designations shall have
been filed with the Secretary of State of Delaware and shall be effective.

                           (e)      No judgment, writ, order, injunction, award
or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents.

                           (f)      The Company shall have delivered a
Certificate, executed on behalf of the Company by its Chief Executive Officer or its Chief Financial Officer, dated as of such Closing Date, certifying to the fulfillment of the conditions specified in subsections (a), (b), (d), (e) and
(i) of this Section 6.1.

                           (g)      The Company shall have delivered a
Certificate, executed on behalf of the Company by its Secretary, dated as of such Closing Date, certifying the resolutions adopted by the Board of Directors of the Company approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Securities, certifying the current versions of the Amended and Restated Certificate of Incorporation and Bylaws of the Company and certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company.

                           (h)      The Investors shall have received an opinion
from Hodgson Russ LLP, the Company's counsel, dated as of such Closing Date, in form and substance reasonably acceptable to the Investors and addressing such legal matters as the Investors may reasonably request.

                           (i)      No stop order or suspension of trading shall
have been imposed by the SEC or any other governmental or regulatory body with respect to public trading in the Common Stock.

                           (j)      On the first Closing Date only, the Company
shall have received a minimum investment of at least $3 million and shall have provided the Investors with written evidence reasonably satisfactory to the Investors thereof.

                  6.2 CONDITIONS TO OBLIGATIONS OF THE COMPANY. The Company's obligation to sell and issue the Shares and the Warrants at any Closing is subject to the fulfillment to the satisfaction of the Company on or prior to the applicable Closing Date of the following conditions, any of which may be waived by the Company:

                           (a)      The representations and warranties made by
the Investors in Section 5 hereof, other than the representations and warranties contained in Sections 5.3, 5.4, 5.5, 5.6, 5.7, 5.8 and 5.9 (the "Investment Representations"), shall be true and correct in all material respects when made, and shall be true and correct in all material respects on such Closing Date with the same force and effect as if they had been made on and as of said date. The Investment Representations shall be true and correct in all respects when made, and shall be true and correct in all respects on such Closing Date with the same force and effect as if they had been made on and as of said date. The Investors shall have performed in all material respects all obligations and covenants herein required to be performed by them on or prior to such Closing Date.

                           (b)      The Investors shall have executed and
delivered the Registration Rights Agreement.

                           (c)      No judgment, writ, order, injunction, award
or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents.

                           (d)      The Investors shall have delivered the
applicable portion of the Purchase Price to the Company.

                  6.3      TERMINATION OF OBLIGATIONS TO EFFECT CLOSING;
EFFECTS.

                           (a)      The outstanding obligations of the Company,
on the one hand, and the Investors, on the other hand, to effect any Closing shall terminate as follows:

                                    (i)      Upon the mutual written consent of
the Company and the Investors purchasing Shares and Warrants at such Closing;

                                    (ii)     By the Company if any of the
conditions set forth in Section 6.2 shall have become incapable of fulfillment, and shall not have been waived by the Company;

                                    (iii)    By an Investor (with respect to
itself only) if any of the conditions set forth in Section 6.1 shall have become incapable of fulfillment, and shall not have been waived by the Investor; or

                                    (iv)     By either the Company or any
Investor (with respect to itself only) if the initial Closing has not occurred on or prior to November 15, 2006;

provided, however, that, except in the case of clause (i) above, the party seeking to terminate its obligation to effect a Closing shall not then be in breach of any of its representations, warranties, covenants or agreements contained in this Agreement or the other Transaction Documents if such breach has resulted in the circumstances giving rise to such party's seeking to terminate its obligation to effect the Closing.

                           (b)      In the event of termination by any Investor
of its obligations to effect a Closing pursuant to this Section 6.3, written notice thereof shall forthwith be given to the other Investors and the other Investors shall have the right to terminate their obligations to effect such Closing upon written notice to the Company and the other Investors. Nothing in this Section 6.3 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.

         7.       COVENANTS AND AGREEMENTS OF THE COMPANY.

                  7.1 RESERVATION OF COMMON STOCK. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of providing for the conversion of the Shares and the exercise of the Warrants, such number of shares of Common Stock as shall from time to time equal the Conversion Shares and the Warrant Shares issuable from time to time.

                  7.2 REPORTS. The Company will furnish to the Investors and/or their assignees such information relating to the Company and its Subsidiaries as from time to time may reasonably be requested by the Investors and/or their assignees; provided, however, that the Company shall not disclose material nonpublic information to the Investors, or to advisors to or representatives of the Investors, unless prior to disclosure of such information the Company identifies such information as being material nonpublic information and provides the Investors, such advisors and representatives with the opportunity to accept or refuse to accept such material nonpublic information for review and any Investor wishing to obtain such information enters into an appropriate confidentiality agreement with the Company with respect thereto.

                  7.3 NO CONFLICTING AGREEMENTS. The Company will not take any action, enter into any agreement or make any commitment that would conflict or interfere in any material respect with the Company's obligations to the Investors under the Transaction Documents.

                  7.4 INSURANCE. The Company shall not materially reduce the insurance coverages described in Section 4.19.

                  7.5 COMPLIANCE WITH LAWS. The Company will comply in all material respects with all applicable laws, rules, regulations, orders and decrees of all governmental authorities.

                  7.6 LISTING OF UNDERLYING SHARES AND RELATED MATTERS. If the Company applies to have its Common Stock or other securities traded on any stock exchange or market, it shall include in such application the Conversion Shares and the Warrant Shares and will take such other action as is necessary to cause such Common Stock to be so listed. Thereafter, the Company will use commercially reasonable efforts to continue the listing and trading of its Common Stock on such exchange or market and, in accordance, therewith, will use commercially reasonable efforts to comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of such exchange or market, as applicable.

                  7.7      TERMINATION OF COVENANTS. The provisions of Sections
7.2 through 7.5 shall terminate and be of no further force and effect on the date on which the Company's obligations under the Registration Rights Agreement to register or maintain the effectiveness of any registration covering the Registrable Securities (as such term is defined in the Registration Rights Agreement) shall terminate.

                  7.8 REMOVAL OF LEGENDS. Upon the earlier of (i) registration for resale pursuant to the Registration Rights Agreement or (ii) Rule 144(k) becoming available the Company shall (A) deliver to the transfer agent for the Common Stock (the "Transfer Agent") irrevocable instructions that the Transfer Agent shall reissue a certificate representing shares of Common Stock without legends upon receipt by such Transfer Agent of the legended certificates for such shares, together with either (1) a customary representation by the Investor that Rule 144(k) applies to the shares of Common Stock represented thereby or (2) a statement by the Investor that such Investor has sold the shares of Common Stock represented thereby in accordance with the Plan of Distribution contained in the Registration Statement, and (B) cause its counsel to deliver to the Transfer Agent one or more blanket opinions to the effect that the removal of such legends in such circumstances may be effected under the 1933 Act. From and after the earlier of such dates, upon an Investor's written request, the Company shall promptly cause certificates evidencing the Investor's Securities to be replaced with certificates which do not bear such restrictive legends, and Conversion Shares subsequently issued upon due conversion of the Shares and Warrant Shares subsequently issued upon due exercise of the Warrants shall not bear such restrictive legends provided the provisions of either clause (i) or clause (ii) above, as applicable, are satisfied with respect to such Conversion Shares or Warrant Shares, as applicable. When the Company is required to cause unlegended certificates to replace previously issued legended certificates, if unlegended certificates are not delivered to an Investor within three (3) Business Days of submission by that Investor of legended certificate(s) to the Transfer Agent as provided above (or to the Company, in the case of the Warrants), the Company shall be liable to the Investor for liquidated damages in an amount equal to 1.5% of the aggregate purchase price of the Securities evidenced by such certificate(s) for each thirty (30) day period (or portion thereof) beyond such three (3) Business Day that the unlegended certificates have not been so delivered.

         8.       SURVIVAL AND INDEMNIFICATION.

                  8.1 SURVIVAL. The representations, warranties, covenants and agreements contained in this Agreement shall survive for any Closing hereunder.

                  8.2 INDEMNIFICATION. The Company agrees to indemnify and hold harmless each Investor and its Affiliates and their respective directors, officers, employees and agents from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable attorney fees and disbursements and other expenses incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) (collectively, "Losses") to which such Person may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Company under the Transaction Documents, and will reimburse any such Person for all such amounts as they are incurred by such Person.

                  8.3 CONDUCT OF INDEMNIFICATION PROCEEDINGS. Promptly after receipt by any Person (the "Indemnified Person") of notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any action, proceeding or investigation in respect of which indemnity may be sought pursuant to Section 8.2, such Indemnified Person shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all fees and expenses; PROVIDED, HOWEVER, that the failure of any Indemnified Person so to notify the Company shall not relieve the Company of its obligations hereunder except to the extent that the Company is materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company and the Indemnified Person shall have mutually agreed to the retention of such counsel; or (ii) in the reasonable judgment of counsel to such Indemnified Person representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent, or if there be a final judgment for the plaintiff, the Company shall indemnify and hold harmless such Indemnified Person from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. Without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld, the Company shall not effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such proceeding.

         9.       MISCELLANEOUS.

                  9.1 SUCCESSORS AND ASSIGNS. This Agreement may not be assigned by a party hereto without the prior written consent of the Company or the Investors, as applicable, provided, however, that an Investor may assign its rights and delegate its duties hereunder in whole or in part to an Affiliate or to a third party acquiring some or all of its Securities in a private transaction without the prior written consent of the Company or the other Investors, after notice duly given by such Investor to the Company provided, that no such assignment or obligation shall affect the obligations of such Investor hereunder. The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                  9.2 COUNTERPARTS; FAXES. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed via facsimile, which shall be deemed an original.

                  9.3 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                  9.4 NOTICES. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by telex or telecopier, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one Business Day after delivery to such carrier. All notices shall be addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten days' advance written notice to the other party:

                           If to the Company:

                                 UTIX Group, Inc.
                                 7 New England Executive Park
                                 Suite 610
                                 Burlington, Massachusetts 01803-2933
                                 Attention:  Mark Pover, Chief Financial Officer
                                 Fax:  (781) 229-8886

                           With a copy to:

                                 Hodgson Russ LLP
                                 60 E. 42nd Street, 37th Floor
                                 New York, NY 10165
                                 Attn: Jeffrey A. Rinde, Esq.
                                 Fax: (212) 972-1677

                           If to the Investors:

to the addresses set forth on the signature pages hereto.

                  9.5 EXPENSES. The parties hereto shall pay their own costs and expenses in connection herewith, except that the Company shall pay the reasonable fees and expenses of Lowenstein Sandler PC in connection with the negotiation and execution of the Transaction Documents in an aggregate amount not to exceed $35,000. Such expenses shall be paid not later than the initial Closing. The Company shall reimburse the Investors upon demand for all reasonable out-of-pocket expenses incurred by the Investors, including without limitation reimbursement of attorneys' fees and disbursements, in connection with any amendment, modification or waiver of this Agreement or the other Transaction Documents. In the event that legal proceedings are commenced by any party to this Agreement against another party to this Agreement in connection with this Agreement or the other Transaction Documents, the party or parties which do not prevail in such proceedings shall severally, but not jointly, pay their pro rata share of the reasonable attorneys' fees and other reasonable out-of-pocket costs and expenses incurred by the prevailing party in such proceedings.

                  9.6 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investors. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Securities purchased under this Agreement at the time outstanding, each future holder of all such Securities, and the Company.

                  9.7 PUBLICITY. Except as set forth below, no public release or announcement concerning the transactions contemplated hereby shall be issued by the Company or the Investors without the prior consent of the Company (in the case of a release or announcement by the Investors) or the Investors (in the case of a release or announcement by the Company) (which consents shall not be unreasonably withheld), except as such release or announcement may be required by law or the applicable rules or regulations of any securities exchange or securities market, in which case the Company or the Investors, as the case may be, shall allow the Investors or the Company, as applicable, to the extent reasonably practicable in the circumstances, reasonable time to comment on such release or announcement in advance of such issuance. By 8:30 a.m. (New York City time) on the trading day immediately following the initial Closing Date, the Company shall issue a press release disclosing the consummation of the transactions contemplated by this Agreement. No later than the fourth Business Day following the initial Closing Date, the Company will file a Current Report on Form 8-K attaching the press release described in the foregoing sentence as well as copies of the Transaction Documents, to the extent not already filed with the SEC. In addition, the Company will make such other filings and notices in the manner and time required by the SEC. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Investor, or include the name of any Investor in any filing with the SEC (other than the Registration Statement and any exhibits to filings made in respect of this transaction in accordance with periodic filing requirements under the 1934 Act) or any regulatory agency, without the prior written consent of such Investor, except to the extent such disclosure is required by law or trading market regulations, in which case the Company shall provide the Investors with prior notice of such disclosure.

                  9.8 SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

                  9.9 ENTIRE AGREEMENT. This Agreement, including the Exhibits and the Disclosure Schedules, and the other Transaction Documents constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

                  9.10 FURTHER ASSURANCES. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

                  9.11 GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

                  9.12 INDEPENDENT NATURE OF INVESTORS' OBLIGATIONS AND RIGHTS. The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document. The decision of each Investor to purchase Securities pursuant to the Transaction Documents has been made by such Investor independently of any other Investor. Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no Investor will be acting as agent of such Investor in connection with monitoring its investment in the Securities or enforcing its rights under the Transaction Documents. Each Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose. The Company acknowledges that each of the Investors has been provided with the same Transaction Documents for the purpose of closing a transaction with multiple Investors and not because it was required or requested to do so by any Investor.

                            [signature page follows]

                  IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

The Company:                                UTIX GROUP, INC.



                                            By:_________________________
                                            Name:
                                            Title:

The Investors:
                                            ------------------------------------



                                            By:_________________________
                                            Name:
                                            Title:

Purchase Price:  $
Number of Shares:
Number of Warrants:

Address for Notice:
                                                   -----------------------------

                                                   -----------------------------

                                                   -----------------------------

                                                   with a copy to:

                                                   -----------------------------

                                                   -----------------------------

                                                   -----------------------------

                                                   Attn:
                                                        ------------------------
                                                   Telephone:
                                                             -------------------
                                                   Facsimile:
                                                             -------------------

                                                                    EXHIBIT 10.2

                          REGISTRATION RIGHTS AGREEMENT

         This Registration Rights Agreement (the "Agreement") is made and entered into as of this ___ day of November, 2006 by and among UTIX Group, Inc., a Delaware corporation (the "Company"), and the "Investors" named in that certain Purchase Agreement, dated as of November __, 2006 (the "Purchase Agreement"), by and among the Company and the Investors. Capitalized terms used herein have the respective meanings ascribed thereto in the Purchase Agreement unless otherwise defined herein.

         The parties hereby agree as follows:

         1. CERTAIN DEFINITIONS.

         As used in this Agreement, the following terms shall have the following meanings:

         "COMMON STOCK" shall mean the Company's common stock, par value $0.001 per share, and any securities into which such shares may hereinafter be reclassified.

         "INVESTORS" shall mean the Investors identified in the Purchase Agreement and any Affiliate or permitted transferee of any Investor who is a subsequent holder of any Warrants or Registrable Securities.

         "PROSPECTUS" shall mean (i) the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus, and (ii) any "free writing prospectus" as defined in Rule 405 under the 1933 Act.

         "REGISTER," "REGISTERED" and "REGISTRATION" refer to a registration made by preparing and filing a Registration Statement or similar document in compliance with the 1933 Act (as defined below), and the declaration or ordering of effectiveness of such Registration Statement or document.

         "REGISTRABLE SECURITIES" shall mean (i) the Conversion Shares, (ii) the Warrant Shares and (iii) any other securities issued or issuable with respect to or in exchange for Registrable Securities; provided, that, a security shall cease to be a Registrable Security upon (A) sale pursuant to a Registration Statement or Rule 144 under the 1933 Act, or (B) such security becoming eligible for sale by the Investors pursuant to Rule 144(k).

         "REGISTRATION STATEMENT" shall mean any registration statement of the Company filed under the 1933 Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

         "REQUIRED INVESTORS" means the Investors holding a majority of the Registrable Securities.

         2. REGISTRATION.

               (a) REGISTRATION STATEMENTS.

               (i) Promptly following the initial Closing but no later than 60 days after the initial Closing Date (the "Filing Deadline"), the Company shall prepare and file with the SEC one Registration Statement on Form SB-2 (or, if Form SB-2 is not then available to the Company, on such form of registration statement as is then available to effect a registration for resale of the Registrable Securities, subject to the Required Investors' consent), covering the resale of the Conversion Shares and the Warrant Shares issuable in respect of the Shares and Warrants. Subject to any SEC comments, such Registration Statement shall include the plan of distribution attached hereto as Exhibit A. Such Registration Statement also shall cover, to the extent allowable under the 1933 Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Registrable Securities. Such Registration Statement shall not include any shares of Common Stock or other securities for the account of any other holder without the prior written consent of the Required Investors. The Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided in accordance with Section 3(c) to the Investors and Lowenstein Sandler PC prior to its filing or other submission. If a Registration Statement covering the Registrable Securities is not filed with the SEC on or prior to the Filing Deadline, the Company will make pro rata payments to each Investor, as liquidated damages and not as a penalty, in an amount equal to 1.5% of the aggregate amount invested by such Investor under the Purchase Agreement for each 30-day period or pro rata for any portion thereof following the Filing Deadline for which no Registration Statement is filed with respect to the Registrable Securities. Such payments shall constitute the Investors' exclusive monetary remedy for such events, but shall not affect the right of the Investors to seek injunctive relief. Such payments shall be made to each Investor in cash.

               (ii) ADDITIONAL REGISTRABLE SECURITIES. Upon the written demand of any Investor and upon any change in the Conversion Price (as defined in the Certificate of Designations) or the Warrant Price (as defined in the Warrant) such that additional shares of Common Stock become issuable upon the conversion of the Shares or the exercise of the Warrants, the Company shall prepare and file with the SEC one or more Registration Statements on Form SB-2 or amend the Registration Statement filed pursuant to clause (i) or (ii) above, if such Registration Statement has not previously been declared effective (or, if Form SB-2 is not then available to the Company, on such form of registration statement as is then available to effect a registration for resale of such additional shares of Common Stock (the "Additional Shares"), subject to the Required Investors' consent) covering the resale of the Additional Shares, but only to the extent the Additional Shares are not at the time covered by an effective Registration Statement. Subject to any SEC comments, such Registration Statement shall include the plan of distribution attached hereto as Exhibit A. Such Registration Statement also shall cover, to the extent allowable under the 1933 Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Additional Shares. Such Registration Statement shall not include any shares of Common Stock or other securities for the account of any other holder without the prior written consent of the Required Investors. The Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided in accordance with Section 3(c) to the Investors and Lowenstein Sandler PC prior to its filing or other submission. If a Registration Statement covering the Additional Shares is required to be filed under this Section

2(a)(ii) and is not filed with the SEC within ten Business Days of the request of any Investor or upon the occurrence of any of the events specified in this
Section 2(a)(ii), the Company will make pro rata payments to each Investor, as liquidated damages and not as a penalty, in an amount equal to 1.5% of the aggregate amount invested by such Investor for each 30-day period or pro rata for any portion thereof following the date by which such Registration Statement should have been filed for which no Registration Statement is filed with respect to the Additional Shares. Such payments shall constitute the Investors' exclusive monetary remedy for such events, but shall not affect the right of the Investors to seek injunctive relief. Such payments shall be made to each Investor in cash.

               (iii) S-3 QUALIFICATION. Promptly following the date (the "Qualification Date") upon which the Company becomes eligible to use a registration statement on Form S-3 to register the Registrable Securities or Additional Shares, as applicable, for resale, but in no event more than thirty
(30) days after the Qualification Date (the "Qualification Deadline"), the Company shall file a registration statement on Form S-3 covering the Registrable Securities or Additional Shares, as applicable (or a post-effective amendment on Form S-3 to the registration statement on Form SB-2) (a "Shelf Registration Statement") and shall use commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective as promptly as practicable thereafter. If a Shelf Registration Statement covering the Registrable Securities is not filed with the SEC on or prior to the Qualification Deadline, the Company will make pro rata payments to each Investor, as liquidated damages and not as a penalty, in an amount equal to 1.5% of the aggregate purchase price paid by such Investor pursuant to the Purchase Agreement attributable to those Registrable Securities that remain unsold at that time for each 30-day period or pro rata for any portion thereof following the date by which such Shelf Registration Statement should have been filed for which no such Shelf Registration Statement is filed with respect to the Registrable Securities or Additional Shares, as applicable. Such payments shall constitute the Investors' exclusive monetary remedy for such events, but shall not affect the right of the Investors to seek injunctive relief. Such payments shall be made to each Investor in cash.

               (b) EXPENSES. The Company will pay all reasonable expenses associated with each registration, including filing and printing fees, the Company's counsel and accounting fees and expenses, costs associated with clearing the Registrable Securities for sale under applicable state securities laws, listing fees, reasonable fees and expenses of Lowenstein Sandler PC and the Investors' reasonable expenses in connection with the registration, but excluding discounts, commissions, fees of underwriters, selling brokers, dealer managers or similar securities industry professionals with respect to the Registrable Securities being sold.

               (c) EFFECTIVENESS.

               (i) The Company shall use commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable. The Company shall notify the Investors by facsimile or e-mail as promptly as practicable, and in any event, within twenty-four (24) hours, after any Registration Statement is declared effective and shall simultaneously provide the Investors with copies of any related Prospectus to be used in connection with the sale or other disposition of the securities covered thereby. If (A)(x) a Registration Statement covering the Registrable Securities is not declared effective by the SEC prior to the earlier of (i) five (5) Business Days after the SEC shall have informed the Company that no review of the Registration Statement will be made or that the SEC has no further comments on the Registration Statement or (ii) the 120th day after the initial Closing Date, (y) a Registration Statement covering Additional Shares is not declared effective by the SEC within 120 days following the time such Registration Statement was required to be filed pursuant to Section 2(a)(ii), or
(z) a Shelf Registration Statement is not declared effective by the SEC within 120 days after the Qualification Deadline or (B) after a Registration Statement has been declared effective by the SEC, sales cannot be made pursuant to such Registration Statement for any reason (including without limitation by reason of a stop order, or the Company's failure to update the Registration Statement), but excluding the inability of any Investor to sell the Registrable Securities covered thereby (1) due to market conditions, (2) to the extent excused pursuant to subparagraph (ii) below or (3) in the case of a particular Investor, solely to any action on the part of such Investor or such Investor's Affiliates, then the Company will make pro rata payments to each Investor, as liquidated damages and not as a penalty, in an amount equal to 1.5% of the aggregate amount invested by such Investor for each 30-day period or pro rata for any portion thereof following the date by which such Registration Statement should have been effective (the "Blackout Period"). Such payments shall constitute the Investors' exclusive monetary remedy for such events, but shall not affect the right of the Investors to seek injunctive relief. The amounts payable as liquidated damages pursuant to this paragraph shall be paid monthly within three (3) Business Days of the last day of each month following the commencement of the Blackout Period until the termination of the Blackout Period. Such payments shall be made to each Investor in cash.

               (ii) For not more than twenty (20) consecutive days or for a total of not more than forty-five (45) days in any twelve (12) month period, the Company may delay the disclosure of material non-public information concerning the Company, by suspending the use of any Prospectus included in any registration contemplated by this Section containing such information, the disclosure of which at the time is not, in the good faith opinion of the Company, in the best interests of the Company (an "Allowed Delay"); provided, that the Company shall promptly (a) notify the Investors in writing of the existence of (but in no event, without the prior written consent of an Investor, shall the Company disclose to such Investor any of the facts or circumstances regarding) material non-public information giving rise to an Allowed Delay, (b) advise the Investors in writing to cease all sales under the Registration Statement until the end of the Allowed Delay and (c) use commercially reasonable efforts to terminate an Allowed Delay as promptly as practicable.

               (c) LIQUIDATED DAMAGES. Notwithstanding the provisions of this
Section 2, in no event shall the Company be liable for liquidated damages (i) in the aggregate in excess of 1.5% of the aggregate amount invested by any Investor for each 30-day period or pro rata for any portion thereof and (ii) in excess of an aggregate of 24% of the aggregate purchase price paid by the Investors pursuant to the Purchase Agreement.

         3. COMPANY OBLIGATIONS. The Company will use commercially reasonable efforts to effect the registration of the Registrable Securities in accordance with the terms hereof, and pursuant thereto the Company will, as expeditiously as possible:

               (a) use commercially reasonable efforts to cause such Registration Statement to become effective and to remain continuously effective for a period that will terminate upon the earlier of (i) the date on which all Registrable Securities covered by such Registration Statement as amended from time to time, have been sold, and (ii) the date on which all Registrable Securities covered by such Registration Statement may be sold pursuant to Rule 144(k) (the "Effectiveness Period") and advise the Investors in writing when the Effectiveness Period has expired;

               (b) prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement and the Prospectus as may be necessary to keep the Registration Statement effective for the Effectiveness Period and to comply with the provisions of the 1933 Act and the 1934 Act with respect to the distribution of all of the Registrable Securities covered thereby;

               (c) provide copies to and permit Lowenstein Sandler PC to review each Registration Statement and all amendments and supplements thereto no fewer than seven (7) days prior to their filing with the SEC and not file any document to which such counsel reasonably objects;

               (d) furnish to the Investors and Lowenstein Sandler PC (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company (but not later than two (2) Business Days after the filing date, receipt date or sending date, as the case may be) one (1) copy of any Registration Statement and any amendment thereto, each preliminary prospectus and Prospectus and each amendment or supplement thereto, and each letter written by or on behalf of the Company to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to such Registration Statement (other than any portion of any thereof which contains information for which the Company has sought confidential treatment), and (ii) such number of copies of a Prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as each Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Investor that are covered by the related Registration Statement;

               (e) use commercially reasonable efforts to (i) prevent the issuance of any stop order or other suspension of effectiveness and, (ii) if such order is issued, obtain the withdrawal of any such order at the earliest possible moment;

               (f) prior to any public offering of Registrable Securities, use commercially reasonable efforts to register or qualify or cooperate with the Investors and their counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions requested by the Investors and do any and all other commercially reasonable acts or things necessary or advisable to enable the distribution in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(f), (ii) subject itself to general taxation in any jurisdiction where it would not otherwise be so subject but for this Section 3(f), or (iii) file a general consent to service of process in any such jurisdiction;

               (g) use commercially reasonable efforts to cause all Registrable Securities covered by a Registration Statement to be listed on each securities exchange, interdealer quotation system or other market on which similar securities issued by the Company are then listed;

               (h) immediately notify the Investors upon discovery that, or upon the happening of any event as a result of which, the Prospectus includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and promptly prepare, file with the SEC and furnish to such holder a supplement to or an amendment of such Prospectus as may be necessary so that such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; and

               (i) otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC under the 1933 Act and the 1934 Act, including, without limitation, Rule 172 under the 1933 Act, file any final Prospectus, including any supplement or amendment thereof, with the SEC pursuant to Rule 424 under the 1933 Act, promptly inform the Investors in writing if, at any time during the Effectiveness Period, the Company does not satisfy the conditions specified in Rule 172 and, as a result thereof, the Investors are required to deliver a Prospectus in connection with any disposition of Registrable Securities and take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder; and make available to its security holders, as soon as reasonably practicable, but not later than the Availability Date (as defined below), an earnings statement covering a period of at least twelve (12) months, beginning after the effective date of each Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the 1933 Act, including Rule 158 promulgated thereunder (for the purpose of this subsection 3(i), "Availability Date" means the 45th day following the end of the fourth fiscal quarter that includes the effective date of such Registration Statement, except that, if such fourth fiscal quarter is the last quarter of the Company's fiscal year, "Availability Date" means the 90th day after the end of such fourth fiscal quarter).

               (j) With a view to making available to the Investors the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the SEC that may at any time permit the Investors to sell shares of Common Stock to the public without registration, the Company covenants and agrees to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) six months after such date as all of the Registrable Securities may be resold pursuant to Rule 144(k) or any other rule of similar effect or (B) such date as all of the Registrable Securities shall have been resold; (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the 1934 Act; and (iii) furnish to each Investor upon request, as long as such Investor owns any Registrable Securities, (A) a written statement by the Company that it has complied with the reporting requirements of the 1934 Act, (B) a copy of the Company's most recent Annual Report on Form 10-KSB or Quarterly Report on Form 10-QSB, and (C) such other information as may be reasonably requested in order to avail such Investor of any rule or regulation of the SEC that permits the selling of any such Registrable Securities without registration.

         4. DUE DILIGENCE REVIEW; INFORMATION. The Company shall make available, during normal business hours, for inspection and review by the Investors, advisors to and representatives of the Investors (who may or may not be affiliated with the Investors and who are reasonably acceptable to the Company), all financial and other records, all SEC Filings (as defined in the Purchase Agreement) and other filings with the SEC, and all other corporate documents and properties of the Company as may be reasonably necessary for the purpose of such review, and cause the Company's officers, directors and employees, within a reasonable time period, to supply all such information reasonably requested by the Investors or any such representative, advisor or underwriter in connection with such Registration Statement (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of the Registration Statement for the sole purpose of enabling the Investors and such representatives, advisors and underwriters and their respective accountants and attorneys to conduct initial and ongoing due diligence with respect to the Company and the accuracy of such Registration Statement.

               The Company shall not disclose material nonpublic information to the Investors, or to advisors to or representatives of the Investors, unless prior to disclosure of such information the Company identifies such information as being material nonpublic information and provides the Investors, such advisors and representatives with the opportunity to accept or refuse to accept such material nonpublic information for review and any Investor wishing to obtain such information enters into an appropriate confidentiality agreement with the Company with respect thereto.

         5. OBLIGATIONS OF THE INVESTORS.

               (a) Each Investor shall furnish in writing to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least five (5) Business Days prior to the first anticipated filing date of any Registration Statement, the Company shall notify each Investor of the information the Company requires from such Investor if such Investor elects to have any of the Registrable Securities included in the Registration Statement. An Investor shall provide such information to the Company at least two (2) Business Days prior to the first anticipated filing date of such Registration Statement if such Investor elects to have any of the Registrable Securities included in the Registration Statement.

               (b) Each Investor, by its acceptance of the Registrable Securities agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of a Registration Statement hereunder, unless such Investor has notified the Company in writing of its election to exclude all of its Registrable Securities from such Registration Statement.

               (c) Each Investor agrees that, upon receipt of any notice from the Company of either (i) the commencement of an Allowed Delay pursuant to
Section 2(c)(ii) or (ii) the happening of an event pursuant to Section 3(h) hereof, such Investor will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities, until the Investor is advised by the Company that such dispositions may again be made.

         6. INDEMNIFICATION.

               (a) INDEMNIFICATION BY THE COMPANY. The Company will indemnify and hold harmless each Investor and its officers, directors, members, employees and agents, successors and assigns, and each other person, if any, who controls such Investor within the meaning of the 1933 Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, any preliminary Prospectus or final Prospectus, or any amendment or supplement thereof; (ii) any blue sky application or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Registrable Securities under the securities laws thereof (any such application, document or information herein called a "Blue Sky Application"); (iii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (iv) any violation by the Company or its agents of any rule or regulation promulgated under the 1933 Act applicable to the Company or its agents and relating to action or inaction required of the Company in connection with such registration; or (v) any failure to register or qualify the Registrable Securities included in any such Registration in any state where the Company or its agents has affirmatively undertaken or agreed in writing that the Company will undertake such registration or qualification on an Investor's behalf and will reimburse such Investor, and each such officer, director or member and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Investor or any such controlling person in writing specifically for use in such Registration Statement or Prospectus.

               (b) INDEMNIFICATION BY THE INVESTORS. Each Investor agrees, severally but not jointly, to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors, officers, employees, stockholders and each person who controls the Company (within the meaning of the 1933 Act) against any losses, claims, damages, liabilities and expense (including reasonable attorney fees) resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in the Registration Statement or Prospectus or preliminary Prospectus or amendment or supplement thereto or necessary to make the statements therein not misleading, to the extent, but only to the extent that such untrue statement or omission is contained in any information furnished in writing by such Investor to the Company specifically for inclusion in such Registration Statement or Prospectus or amendment or supplement thereto. In no event shall the liability of an Investor be greater in amount than the dollar amount of the proceeds (net of all expense paid by such Investor in connection with any claim relating to this
Section 6 and the amount of any damages such Investor has otherwise been required to pay by reason of such untrue statement or omission) received by such Investor upon the sale of the Registrable Securities included in the Registration Statement giving rise to such indemnification obligation.

               (c) CONDUCT OF INDEMNIFICATION PROCEEDINGS. Any person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (a) the indemnifying party has agreed to pay such fees or expenses, or (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (c) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

               (d) CONTRIBUTION. If for any reason the indemnification provided for in the preceding paragraphs (a) and (b) is unavailable to an indemnified party or insufficient to hold it harmless, other than as expressly specified therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the 1933 Act shall be entitled to contribution from any person not guilty of such fraudulent misrepresentation. In no event shall the contribution obligation of a holder of Registrable Securities be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such holder in connection with any claim relating to this Section 6 and the amount of any damages such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by it upon the sale of the Registrable Securities giving rise to such contribution obligation.

         7. MISCELLANEOUS.

               (a) AMENDMENTS AND WAIVERS. This Agreement may be amended only by a writing signed by the Company and the Required Investors. The Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the Required Investors.

               (b) NOTICES. All notices and other communications provided for or permitted hereunder shall be made as set forth in Section 9.4 of the Purchase Agreement.

               (c) ASSIGNMENTS AND TRANSFERS BY INVESTORS. The provisions of this Agreement shall be binding upon and inure to the benefit of the Investors and their respective successors and assigns. An Investor may transfer or assign, in whole or from time to time in part, to one or more persons its rights hereunder in connection with the transfer of Registrable Securities by such Investor to such person, provided that such Investor complies with all laws applicable thereto and provides written notice of assignment to the Company promptly after such assignment is effected.

               (d) ASSIGNMENTS AND TRANSFERS BY THE COMPANY. This Agreement may not be assigned by the Company (whether by operation of law or otherwise) without the prior written consent of the Required Investors, provided, however, that the Company may assign its rights and delegate its duties hereunder to any surviving or successor corporation in connection with a merger or consolidation of the Company with another corporation, or a sale, transfer or other disposition of all or substantially all of the Company's assets to another corporation, without the prior written consent of the Required Investors, after notice duly given by the Company to each Investor.

               (e) BENEFITS OF THE AGREEMENT. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

               (f) COUNTERPARTS; FAXES. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed via facsimile, which shall be deemed an original.

               (g) TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

               (h) SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provisions hereof prohibited or unenforceable in any respect.

               (i) FURTHER ASSURANCES. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

               (j) ENTIRE AGREEMENT. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

               (k) GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

               IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.


The Company:                                UTIX GROUP, INC.



                                            By__________________________________
                                            Name:
                                            Title:



The Investors:                              ____________________________________



                                            By:_________________________________
                                            Name:
                                            Title:



                                            By:_________________________________
                                            Name:
                                            Title:



                                            By:_________________________________
                                            Name: Austin W. Marxe
                                            Title: General Partner

                                                                      Exhibit A

                              PLAN OF DISTRIBUTION

         The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

         The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

         - ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

         - block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

         - purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

         - an exchange distribution in accordance with the rules of the applicable exchange;

         - privately negotiated transactions;

         - short sales effected after the date the registration statement of which this Prospectus is a part is declared effective by the SEC;

         - through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

         - broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share; and

         - a combination of any such methods of sale.

         The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

         In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

         The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants.

         The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

         The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be "underwriters" within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are "underwriters" within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

         To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

         In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

         We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

         We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

         We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the shares may be sold pursuant to Rule 144(k) of the Securities Act.